NEW JERSEY NATURAL GAS COMPANY

Plan For Retirement Allowances For

Non-Represented Employees

Amended and Restated Effective January 1, 2010
(Including Amendments Through January 27, 2010)

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TABLE OF CONTENTS
(continued)
 Page

SECTION 7.IN EVENT OF TERMINATION OF EMPLOYMENT		17

7.1	NON-VESTED PARTICIPANTS	17
7.2	VESTED PARTICIPANTS	17
7.3	REEMPLOYMENT PRIOR TO HAVING A BREAK IN SERVICE	17
7.4	REEMPLOYMENT OF A VESTED PARTICIPANT OR FORMER VESTED PARTICIPANT AFTER HAVING A BREAK IN SERVICE	17
7.5	REEMPLOYMENT OF A NON-VESTED PARTICIPANT AFTER HAVING A BREAK IN SERVICE	18
7.6	REEMPLOYMENT OF A NON-PARTICIPANT AFTER HAVING A BREAK IN SERVICE	18
7.7	REEMPLOYMENT AND REPAYMENT OF ADDITIONAL ALLOWANCE ACCOUNT	18
7.8	AMENDMENT OF VESTING SCHEDULE	18

SECTION 8. FORMS OF RETIREMENT ALLOWANCE		19

8.1	NORMAL FORM OF PAYMENT	19
8.2	OPTIONAL FORMS OF PAYMENT	19
8.3	ELECTION OF OPTIONAL FORMS OF PAYMENT	21
8.4	COMMENCEMENT OF PAYMENTS	22
8.5	DISTRIBUTION LIMITATION	22
8.6	DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS	23

SECTION 9.ADMINISTRATION OF THE PLAN		24

9.1	PLAN ADMINISTRATOR	24
9.2	BOARD OF DIRECTORS	24
9.3	APPOINTMENT OF THE BENEFIT ADMINISTRATION COMMITTEE	24
9.4	COMMITTEE MEETINGS, PROCEDURES AND APPOINTMENT OF AGENTS	24
9.5	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	24
9.6	RECORDS OF PROCEEDINGS	25
9.7	COMPENSATION, EXPENSES	25
9.8	INFORMATION SUPPLIED BY THE COMPANY	25
9.9	LIABILITY AND INDEMNIFICATION	25
9.10	CLAIMS FOR BENEFITS	25

SECTION 10.MANAGEMENT OF THE FUNDS		26

10.1	RETIREMENT ALLOWANCE FUND	26
10.2	TRUSTEE	26
10.3	INVESTMENT MANAGER	26
10.4	DISBURSEMENT OF FUNDS	26
10.5	CONTRIBUTOR’S ADDITIONAL ALLOWANCE ACCOUNT	26

SECTION 11.AMENDMENT		27

11.1	RIGHT TO AMEND	27
11.2	SPECIAL PROVISION FOR AMENDMENT OF SECTION 16.3(A)	27

SECTION 12.SUSPENSION AND DISCONTINUANCE		28

12.1	SUSPENSION OF CONTRIBUTIONS	28
12.2	DISCONTINUANCE	28
12.3	MERGER, CONSOLIDATION OR TRANSFER	28

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TABLE OF CONTENTS
(continued)
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SECTION 13.MISCELLANEOUS		29

13.1	UNIFORM ADMINISTRATION	29
13.2	PAYMENT DUE AN INCOMPETENT	29
13.3	IDENTITY OF PAYEE	29
13.4	NON-ALIENATION OF BENEFITS	29
13.5	SOURCE OF PAYMENTS	29
13.6	PLAN NOT A CONTRACT OF EMPLOYMENT	29
13.7	PAYMENT OF RETIREMENT ALLOWANCE:	29
13.8	ADOPTION OF PLAN BY AFFILIATE	30
13.9	LIMITATIONS BASED ON THE FUNDED STATUS OF THE PLAN	30
13.10	LIMITATIONS ON UNPREDICTABLE CONTINGENT EVENT BENEFITS	30

SECTION 14.PRE-TERMINATION RESTRICTIONS		31

14.1	RESTRICTION ON BENEFITS	31

SECTION 15.TOP-HEAVY PROVISIONS		32

SECTION 16.RETIREE MEDICAL ACCOUNT		33

16.1	CONSTRUCTION	33
16.2	ESTABLISHMENT OF ACCOUNT:	33
16.3	DEFINITIONS	33
16.4	COMPANY CONTRIBUTION	33
16.5	INVESTMENT OF CONTRIBUTIONS	34
16.6	KEY EMPLOYEES	34
16.7	FORFEITURES	34
16.8	IMPOSSIBILITY OF DIVERSION	34
16.9	AMENDMENT	34
16.10	TERMINATION	34
16.11	REVERSION OF ASSETS UPON TERMINATION	34

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PREAMBLE

Effective June 1, 1955 New Jersey Natural Gas Company established the Plan for Retirement Allowances for its employees.  The Plan was subsequently amended from time to time thereafter.  Effective October 1, 1968 the Plan was amended to create two separate plans covering represented and non-represented employees of the Company.  This plan for non-represented employees was named the Plan for Retirement Allowances for Non-Represented Employees (the “Plan”).  The Plan was further amended effective October 1, 1977, January 1, 1981, October 1, 1984, December 8, 1986, October 1, 1987 and October 1, 1988.

Effective October 1, 1989 the Plan was amended and restated.  As so amended, the Plan applied to persons in the employment of the Company who were or become Participants on or after October 1, 1989.  Former Employees whose service terminated prior to October 1, 1989 whether as a result of retirement, death or any other form of termination of employment and those entitled to benefits under the Plan with respect to such former Employees were entitled to benefits under the Plan only to the extent, if any, provided under the Plan as in effect before October 1, 1989, except as provided in Section 4.10 (Increased Benefits for Retirees) or as otherwise required by applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

The Plan was further amended January 1, 1993.

Effective October 1, 1993 the Plan was amended and restated.  Former Employees whose service terminated prior to October 1, 1993 whether as a result of retirement, death or any other form of termination of employment and those entitled to benefits under the Plan with respect to such former Employees shall be entitled to benefits under the Plan only to the extent, if any, provided under the Plan as in effect before October 1, 1993 except as provided in Section 4.10 (Increased Benefits for Retirees) or as otherwise required by applicable provisions of the Code or regulations thereunder.  The Plan was further amended effective December 8, 1995.

Effective October 1, 1997, the Plan was amended and restated to incorporate prior amendments and to conform with the applicable provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Retirement Protection Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Community Renewal Tax Relief Act of 2000, and Internal Revenue Service regulations as of the dates the provisions of these Acts and regulations are effective with respect to the Plan.  Prior amendments which have a different effective date are described in the Plan document.  Former Employees whose service terminated prior to October 1, 1997 whether as a result of retirement, death, or any other form of termination of employment and those entitled to benefits under the Plan with respect to such former Employees shall be entitled to benefits under the Plan only to the extent, if any, provided under the Plan as in effect before October 1, 1997, except as otherwise provided by applicable provisions of the Code or regulations thereunder.

Effective October 1, 2005, the Plan was amended and restated as set forth herein to incorporate prior amendments and to conform with the Economic Growth and Tax Relief Reconciliation Act of 2001 and Internal Revenue Service regulations as of the dates the provisions of this Act and regulations are effective with respect to the Plan.

Effective January 1, 2008, the Plan was amended to add a joint and 75% survivor annuity optional form of payment to conform with the requirements of the Pension Protection Act of 2006.  The Plan was further amended effective March 11, 2009 to (1) delegate to the Benefits Administration Committee the authority to amend the Plan at any time provided that such changes do not significantly increase the cost to the Company and do not materially impact Participants, and (2) expand the notice and consent period for payment of optional forms of retirement allowances as permitted under the Pension Protection Act of 2006.  Effective for Limitation Years beginning on or after January 1, 2008. the Plan was amended to conform with the regulations issued under Section 415 of the Code.

Effective October 1, 2009, the Plan was amended to freeze the Plan by excluding from participation any new Employees and certain rehired Employees who are hired or rehired on or after that date.

Effective January 1, 2010, the Plan is amended and restated to incorporate amendments adopted since the prior restatement dated October 1, 2005, and to conform with the applicable provisions of the Pension Protection Act of 2006 (and the Internal Revenue Service regulations thereunder) and the Heroes Earnings Assistance and Relief Tax Act of 2008, as of the dates the provisions of such Acts and regulations are effective with respect to the Plan.

SECTION 1.  DEFINITIONS

The following words and phrases, as used herein, shall have the following meanings, unless a different meaning is plainly required by the context:

1.1           “Accrued Retirement Allowance” means the amount of Retirement Allowance determined in accordance with Section 4.1 (Normal Retirement Allowance) as of the determination date.

1.2           “Actuarial Equivalent” means, except as otherwise provided in the Plan, an amount of equal value when computed on the basis of the Unisex Pension-1984 Table with a four year age setback and an interest rate of 5% per annum compounded annually.

However, for purposes of Option F under Section 8.2 (Optional Forms of Payment), and provided their use results in a larger lump sum value, the five percent (5%) above shall be replaced by the interest rates published by the Pension Benefit Guaranty Corporation (“PBGC”) for plans which terminate in the month of October of the Plan Year in which the lump sum payment is made.  Notwithstanding the prior sentence, effective for Annuity Starting Dates on and after October 1, 2000, in no event shall the lump sum value for purposes of Section 8.2 be less than the amount determined by using the IRS Mortality Table and the IRS Interest Rate.

For purposes of Option C under Section 8.2 (Optional Forms of Payment), an amount of equal value when computed on the basis of:

    (a)         with respect to Participants, a 65% male and 35% female blend of the UP-94 Mortality Table projected to 2002 with Scale AA and an interest rate of 6%; and

(b) with respect to Beneficiaries, a 65% female and 35% male blend of the UP-94 Mortality Table projected to 2002 with Scale AA and an interest rate of 6%.

1.3           “Actuary” means an individual who is an enrolled actuary under the provisions of the Employee Retirement Income Security Act of 1974, or a firm of actuaries which has on its staff such an actuary, as appointed by the Company.

1.4           “Additional Allowance” means the annual amount of Retirement Allowance payable to a Participant as a result of his or her having made Contributions to the Plan.

1.5           “Additional Allowance Account” means the sum of the amounts contributed by a Contributor accumulated with Interest less the sum of any Additional Allowance payments made up to such date to or on behalf of such Contributor.

1.6           “Affiliate” means an Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes an Employer; any trade or business (whether or not incorporated which is under common control (as defined in Section 414(c) of the Code) with an Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to regulations under Section 414(o) of the Code).  For purposes under the Plan of determining whether or not a person is an Employee and the periods of employment of such person, each such other company shall be included as an “Affiliate” only for such period or periods during which such other company is a member of the controlled group, under common control, an affiliated service group, or otherwise required to be aggregated.

1.7           “Annuity Starting Date” means, unless the Plan expressly provides otherwise, the first day of the first period for which an amount is due as an annuity or any other form.  If a Participant who remains in service after his or her Normal Retirement Date elects different commencement dates for his or her Basic Allowance and Additional Allowance, he or she shall have different Annuity Starting Dates with respect to such allowances.

1.8           “Basic Allowance” means the annual amount of Retirement Allowance payable to a Participant without regard to his or her having made Contributions to the Plan.

1.9           “Beneficiary” means the person or persons designated by a Participant in accordance with the provisions of Section 6.3 (Designation of Beneficiary) to receive benefits under the Plan, other than as a life annuity, as a result of the death of the Participant.

1.10           “Board of Directors” means the Board of Directors of the Company.

1.11           “Break in Service” means a period which constitutes a break in an Employee’s Service, as provided in Section 1.48(a).

1.12           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.13           “Committee” means the Benefit Administration Committee (known as the Pension Administration Committee prior to January 1, 1995) appointed in accordance with Section 9 (Administration of the Plan).  Prior to January 1, 2000, certain responsibilities of the Committee were delegated to an entity known as the Retirement Board.

1.14           “Company” means New Jersey Natural Gas Company or any successor thereto by merger, purchase or otherwise.

1.15           “Compensation” means the base wage or salary or amounts in lieu of base wage or salary, paid in cash or its equivalent, of an Employee.  Commissions shall be included in Compensation for the period for which they are earned, rather than the period for which they are paid.  Compensation shall also include any “Deferred Contributions” made pursuant to a salary reduction election under the New Jersey Resources Corporation Employees’ Retirement Savings Plan and pre-tax contributions under a “cafeteria plan” (as defined under Section 125 of the Code and its applicable regulations) or under a “qualified transportation fringe” (as defined under Section 132(f) of the Code and its applicable regulations) and remuneration for accrued vacation time.  Compensation shall not include overtime pay, bonuses, reimbursement for expenses, company contributions to the payment of premiums on Employee’s insurance policies or any other special payments over and above base wage or salary and commissions.  While an Employee is not actively working on account of a disability and is not receiving his or her regular earnings, his or her base rate of wage or salary in effect immediately prior to his or her disability shall be deemed to be his or her Compensation during the period of such disability.

If a Participant’s Credited Service includes any period under Section 1.20(f), the Participant’s Compensation shall be determined as if he or she were an Employee during such period of Credited Service.

With respect to Plan Years beginning after December 31, 1988 and before January 1, 1994, in no event will Compensation exceed $200,000, as adjusted from time to time by the Secretary of the Treasury in accordance with Section 415(d) of the Code and with respect to Plan Years beginning after December 31, 1993, in no event will Compensation exceed $150,000, as adjusted from time to time by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code.  For any Plan Year commencing on or after January 1, 2002, annual Compensation taken into account for any purpose under the Plan shall not exceed $200,000, as adjusted from time to time by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code.  For purposes of determining benefit accruals in Plan Years beginning after December 31, 2001, annual Compensation for Plan Years beginning before January 1, 2002 shall not exceed $200,000 for Participants with at least one Hour of Service after December 31, 2001.  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins within such calendar year.  If compensation for any prior Plan Year is taken into account in determining an Employee’s benefits for the current year, the compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year.

1.16           “Contingent Participant” means the person so designated by the Participant to receive life annuity survivor benefits as a result of the death of the Participant in accordance with the election of an option under Section 8.2 (Optional forms) or Section 6.1 (Prior to Retirement).

1.17           “Contributions” of a Participant means the sum of his or her contributions under the Plan which have not been withdrawn, not including Interest thereon.

1.18           “Contributor” means any Participant who has made contributions under the Plan, and who has not withdrawn all of his or her Contributions, or is otherwise entitled to a residual benefit arising from contributions previously withdrawn from the Plan.

1.19           “Covered Compensation” means, for any Participant, the amount of Final Average Compensation which does not exceed the average (without indexing) of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35 calendar year period ending with the last day of the calendar year in which the Participant reaches his or her Social Security Retirement Age based on the Social Security Act as in effect on the date of the Participant’s termination of employment and computed as if the maximum taxable wage base for the year of his or her termination of employment continued to apply for all succeeding years.  No increase in Covered Compensation shall decrease a Participant’s accrued benefit under the Plan.

1.20           “Credited Service” means as follows:

(a)           With respect to a Participant who was a Participant on September 30, 1976, Credited Service for service rendered through that date shall be equal to the “Creditable Service” recognized through September 30, 1976 under the terms of the Plan in effect on that date.

(b)           Except as provided below, all Service on and after October 1, 1976 as an Employee shall be Credited Service under the Plan.  Any period between a Severance from Service Date and a reemployment date which is counted as Service as provided in Section 1.48(a) shall not be counted as Credited Service.

(c)           Credited Service shall include, to the extent required by law, any period of absence from service with an Employer due to service in the uniformed services of the United States which is counted in a Participant’s Service as provided in Section 1.48(d).

(d)           Credited Service shall include periods of absence on account of injury or illness, or temporary layoff on account of reduction in force, leave of absence granted to an Employee by an Employer, or periods of strike or lockout which are counted in a Participant’s Service as provided in Section 1.48(e).

(e)           Except as provided in paragraph (f) below, Credited Service shall not be credited for any period in which an individual is not an Employee but is in the employ of an Employer.

Effective October 1, 2009, except for the purpose of determining eligibility for an Early Retirement Date under Section 3.2, Credited Service shall not be credited for any period in which an Employee is in the employ of an Employer but is not permitted to begin or resume active participation in the Plan pursuant to Section 2.1(b).

(f)           If:

(i)      a Participant is also a participant in the Represented Plan; and

(ii)      the last day the Participant earned Credited Service under this Plan is later than the last day the Participant earned service for purposes of benefit accrual under the Represented Plan;

then the Participant’s Credited Service under this Plan shall be determined as if periods of service that would be taken into account in determining credited service under the Represented Plan were periods of service as an Employee under this Plan.

(g)           Credited Service shall be counted in full years only.  Six months or more shall be treated as a full year.

(h)           In no event shall an Employee be deemed to have more than one year of Credited Service with respect to any 12-consecutive month period.

1.21           “Disability Retirement Date” means the first day of any month following the month in which a Participant becomes Totally and Permanently Disabled and retires in accordance with Section 3.3.  Pursuant to Section 8.1(c), a Disability Retirement Date is not an Annuity Starting Date for purposes of this Plan.

1.22           “Early Retirement Date” means the first day of any month within the 10 years immediately preceding his or her Normal Retirement Date on which a Participant retires in accordance with Section 3.2 (Early Retirement Date).

1.23           “Employee” means any person who is employed by an Employer except for persons whose terms and conditions of employment are determined by an agreement between the Employer and a duly certified collective bargaining agent unless and until the Employer and such an agent agree that the Plan shall apply to such persons.

The term “Employee” shall not include (a) any Leased Employee, except as otherwise provided by law or (b) any Employee who is a nonresident alien who receives no earned income within the meaning of Section 911(d)(2) of the Code from an Employer which constitutes income from sources within the United States with in the meaning of Section 861(a) of the Code.  In addition, any person classified as an independent contractor, consultant or person otherwise designated as not eligible to participate in or receive benefits under the Plan by an Employer or not on the payroll of an Employer shall, during such period, be excluded from the definition of Employee, regardless of any such person’s reclassification for such period by the Internal Revenue Service for tax withholding purposes and even if such ineligible person is subsequently determined to be an “employee” for such period by any other governmental or judicial authority.

1.24           “Employer” means the Company and any Affiliate which, with the approval of the Board of Directors, adopts the Plan as provided in Section 13.8.

1.25           “Excess Compensation” means the excess, if any, of the Participant’s Final Average Compensation over his or her Covered Compensation.

1.26           “Final Average Compensation” means with respect to any Participant, the average of his or her annual Compensation during the 60 consecutive months after 1965 and preceding the date of his or her termination of employment (or during the total number of months of his or her Service preceding the date of his or her termination of employment if less than 60 consecutive completed months) affording the highest such average.  Periods during which a Participant has not incurred a Break in Service but during which no Compensation is earned are included for purposes of determining Final Average Compensation.

With respect to a Participant who is rehired by an Employer on or after October 1, 2009, the Final Average Compensation of such Participant shall be frozen as of his or her previous termination of employment date unless he or she is permitted to resume active participation in the Plan pursuant to Section 2.5 or 2.6.

1.27           “Highly Compensated Employee” means, for a calendar year commencing on or after January 1, 1997, any employee of the Company or an Affiliate (whether or not eligible for participation in the Plan) who:

(a)           was a 5 percent owner (as defined in Section 416(i) of the Code) for such calendar year or the prior calendar year; or

(b)           for the preceding calendar year received Section 414(s) Compensation in excess of $80,000 and was among the highest 20 percent of employees for the preceding calendar year when ranked by Section 414(s) Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Committee may determine on a consistent basis pursuant to Section 414(q) of the Code.  The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code ($110,000 for 2010).

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Company or an Affiliate which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

The Company’s top-paid group election as described above shall be used consistently in determining Highly Compensated Employees for determination years of all employee benefit plans of the Company and Affiliates for which Section 414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year, until such election is changed by Plan amendment in accordance with IRS requirements.  Notwithstanding the foregoing, the consistency provision in the preceding sentence shall not apply for the Plan Year beginning in 1997 and, for Plan Years beginning in 1998 and 1999, shall apply only with respect to all qualified retirement plans (other than a multiemployer plan) of the Company and Affiliates.

For purposes of this Section 1.27, “Section 414(s) Compensation” means W-2 compensation as described in Treasury Regulations Section 1.414(s)-1(d)(2) and 1.415(c)-2(d)(4) and shall also include all amounts not currently included in the Employee’s gross income by reason of Sections 125, 132(f), 402(e)(3), 402(h)(1)(B), 402(k) and 457(b) of the Code.

1.28           “Hours of Service” means, with respect to any applicable computation period:

(a)           each hour for which the employee is paid or entitled to payment for the performance of duties for an Employer;

(b)           each hour for which an employee is paid or entitled to payment by an Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, service in the uniformed services of the United States or leave of absence, but not more than 501 hours for any single continuous period;

(c)           each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, excluding any hour credited under (a) or (b) above, which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made;

(d)           each hour for which an employee would normally be credited under paragraph (a) or (b) above during a period of Parental Leave; and

(e)           each hour for which an employee would normally be credited under paragraph (a) or (b) above during a period of leave for the birth, adoption or placement of a child, to care for a Spouse or an immediate family member with a serious illness or for the employee’s own illness pursuant to the Family and Medical Leave Act of 1993 and its regulations.

No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers’ compensation or disability insurance laws.  The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Section 2530.200b-2(b) and (c).

1.29           “Interest” means, when used in connection with a Participant’s Contributions, the actual earnings of the Retirement Allowance Fund, excluding any capital gains or losses, credited on the basis of the average net balance for the period covered by the credit, but effective October 1, 1977 not less than 5% per annum, compounded annually.  In determining the amount of Additional Allowance Account payable to a Participant or a Beneficiary, Interest shall be credited from the previous September 30 up to the last day of the month immediately preceding such payment on the basis of the rate established for the last full Plan Year.  Solely for purposes of allocating accrued benefits between Company-provided benefits and those provided by employee contributions in accordance with Section 411(c) of the Internal Revenue Code, commencing October 1, 1988, total Interest will be the accumulated interest determined in accordance with the preceding provisions of this Section, but not less than 120% of the Federal midterm rate of interest under Section 1274 of the Internal Revenue Code for the first day of each Plan Year beginning on or after that date.

1.30           “Investment Manager” means an individual and/or other entity appointed in accordance with Section 10.3 (Investment Manager) who has acknowledged in writing that he or she is a fiduciary with respect to the Plan and who is:

(a)           registered as an investment adviser under the Investment Advisers Act of 1940; or

(b)           a bank, as defined in such Act; or

(c)           an insurance company qualified to manage, acquire or dispose of assets of pension plans.

1.31           “IRS Interest Rate” means the annual rate of interest on 30-year Treasury Securities as specified by the Commissioner of Internal Revenue for the third full calendar month preceding the applicable Stability Period.  Effective with Annuity Starting Dates on or after October 1, 2008, IRS Interest Rate means the interest rate prescribed under Section 417(e)(3)(C) of the Code (as it reads effective on and after the first date of the 2008 Plan Year), as in effect for the third full calendar month preceding the applicable Stability Period.

1.32           “IRS Mortality Table” means the mortality table prescribed by the Secretary of the Treasury under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the first day of the applicable Stability Period.  However, when determining the amount of a Retirement Allowance with an Annuity Starting Date on or after September 30, 2002 and before October 1, 2008, the IRS Mortality Table means the mortality table prescribed by Revenue Ruling 2001-62.  When determining the amount of a Retirement Allowance with an Annuity Starting Date on or after October 1, 2008, the IRS Mortality Table means the mortality table prescribed under Section 417(e)(3)(B) of the Code (as it reads effective on and after the first date of the 2008 Plan Year).

1.33           “Leased Employee” means any person (other than a common law employee of an Employer) who, pursuant to an agreement between an Employer and any other person (“leasing organization”), has performed services for the Employer or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Employer.

1.34           “Normal Retirement Age” means an Employee’s 65th birthday.

1.35           “Normal Retirement Date” means the first day of the month following the month in which a Participant’s Normal Retirement Age occurs.

1.36           “Parental Leave” means a period in which the employee is absent from work immediately following his or her active employment because of the employee’s pregnancy, the birth of the employee’s child, or the placement of a child with the employee in connection with the adoption of that child by the employee, for purposes of caring for that child for a period beginning immediately following that birth or placement, provided such period of absence commences on or after October 1, 1985.

1.37           “Participant” means any person who meets the requirements for participation as provided in Section 2 (Participation).

1.38           “Plan” means the Plan for Retirement Allowances for Non-Represented Employees as amended and restated as set forth herein, and as it may hereafter be further amended from time to time.

1.39           “Plan Year” means the 12-month period October 1 to September 30.

1.40           “Postponed Retirement Date” means the first day of any month following his or her Normal Retirement Date on which a Participant retires in accordance with Section 3.4 (Postponed Retirement Date).

1.41           “Represented Additional Allowance” means the vested “Additional Allowance” (as such term is defined in the Represented Plan) which would be payable to the Participant.

1.42           “Represented Basic Allowance” means the vested “Basic Allowance” (as such term is defined in the Represented Plan) which would be payable to the Participant in the form of a single life annuity commencing on his or her Normal Retirement Date or, for purposes of Section 4.7(a)(ii)(A), commencing on his or her Postponed Retirement Date, determined under the provisions of the Represented Plan on the date the Participant ceased to be a Represented Employee.

1.43           “Represented Employee” means any person who is employed by an Employer and whose terms and conditions of employment are determined by a collective bargaining agreement between an Employer and Local Union 1820 of the International Brotherhood of Electrical Workers, AFL-CIO.

1.44           “Represented Plan” means the New Jersey Natural Gas Company Plan for Retirement Allowances for Represented Employees.

1.45           “Retirement Allowance” means annual payments under the Plan as provided in Section 8.

1.46           “Retirement Allowance Fund” means all funds at any time held by the Trustee for the purposes of the Plan, as provided for in Section 10 (Management of the Funds).

1.47           “Retirement Date” shall mean Normal, Early, Disability or Postponed Retirement Date, whichever is applicable.

1.48           “Service” means as follows:

(a)           Except as provided in paragraphs (b) through (h) below, Service, with respect to services rendered on and after October, 1976 shall begin on the date the Employee first completes an Hour of Service, or October 1, 1976, if later, and end on the Employee’s Severance From Service Date.  If an Employee’s employment is terminated and he or she is later reemployed within one year, the period between his or her Severance From Service Date and the date of his or her reemployment shall be included in his or her Service.  However, if his or her employment is terminated during a period of absence from service for reasons such as vacation, sickness, disability, layoff, or leave of absence approved by an Employer, Service shall be counted for the period from his or her Severance From Service Date to the date of his or her reemployment only if he or she is reemployed within one year of the first day of that absence.  A Break in Service shall occur if an Employee is not reemployed within one year after a Severance From Service Date; provided, however, that if an Employee’s employment is terminated or if the Employee is otherwise absent from work because of Parental Leave, a Break in Service shall occur only if the Employee is not reemployed or does not return to active service within two years of his or her Severance From Service Date; and provided further, that the first year of such absence for Parental Leave, measured from his or her Severance From Service Date, shall not be considered in determining the Employee’s “period of Break in Service” for purposes of Section 7.4, 7.5 or 7.6.  If the Employee has a Break in Service, any period before the Break in Service shall be excluded from his or her Service, except as provided in Section 7.4, 7.5 or 7.6.

(b)           With respect to any person who was employed by the Company on September 30, 1976, Service for service rendered through that date shall be equal to “Creditable Service” recognized through September 30, 1976 under the terms of the Plan as in effect on that date.

(c)           For Employees transferred from the payroll of Jersey Central Power & Light Company as of June 3, 1952, Service shall include continuous employment prior to June 3, 1952 with Jersey Central Power & Light Company or any predecessor, subsidiary, or affiliate of that company as certified to the Company by Jersey Central Power & Light Company.

(d)           If an Employee shall have been absent from the service of an Employer because of service in the uniformed services of the United States and if he or she shall have returned to the service of an Employer having applied to return while his or her reemployment rights were protected by law, that absence shall not count as a Break in Service, but instead shall be counted as Service.

(e)           Absence on account of injury or illness, or temporary layoff on account of reduction in force or leave of absence granted to an Employee by an Employer shall be included as Service.  The Employer’s decision as to what constitutes a temporary layoff shall be final and conclusive.  In no event shall a strike or lockout be considered a Break in Service or a termination of employment within the meaning of this Section.

(f)           For purposes of determining eligibility for participation and vesting, each of the following periods of service shall be counted in a person’s Service to the extent that it would be recognized under paragraphs (a) through (e) above with respect to Employees:

(i)           a period of service as an employee, but not an Employee, of an Employer; or

(ii)           in the case of a person who is a Leased Employee before or after a period of service as an Employee, a period during which he or she has performed services for an Employer as a Leased Employee.

The Break in Service rules of Section 7.5 or 7.6 shall be applied as though all such periods of service were service as an Employee.

(g)           Service shall be counted in years, months, and days.

(h)           In no event shall an Employee be deemed to have more than one year of Service with respect to any 12-consecutive month period.

1.49           “Severance From Service Date” means the earlier of (a) the date an Employee quits, retires, is discharged, or dies, or (b) the last day of an approved leave of absence, or if later, the first anniversary of the date on which an Employee is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff, or leave of absence.

1.50           “Social Security Retirement Age” means age 65 with respect to a Participant who was born before January 1, 1938; age 66 with respect to a Participant who was born after December 31, 1937 and before January 1, 1955; and age 67 with respect to a Participant who was born after December 31, 1954.

1.51           “Spousal Consent” means the irrevocable written consent given by a Participant’s Spouse to an election made by the Participant of an optional form of payment or a designation of a specified Beneficiary or Contingent Participant as provided in Sections 6.3 and 8.3.  The optional form or specified Beneficiary or Contingent Participant shall not be changed unless further Spousal Consent is given, unless the Spouse expressly waives the right to consent to any future changes.  Spousal Consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the Spouse of the Participant’s election.  The requirement for Spousal Consent may be waived by the Committee in the event that the Participant establishes to its satisfaction that he or she has no Spouse, that such Spouse cannot be located, or under such other circumstances as may be permitted under applicable U.S. Treasury Department regulations.  Spousal Consent shall be applicable only to the particular Spouse who provides such consent.

1.52           “Spouse” means a person of the opposite sex of the Participant who is the Participant’s legal spouse as recognized under the Defense of Marriage Act of 1996.

1.53           “Stability Period” means the Plan Year in which occurs the Annuity Starting Date for the distribution.

1.54           “Totally and Permanently Disabled” means that a physical or mental condition renders a Participant disabled to the extent that he or she is eligible for and receives disability benefits under the Social Security Act.  In the event that a Participant ceases to receive disability benefits under the Social Security Act, he or she shall no longer be considered to be Totally and Permanently Disabled for purposes of the Plan.

A Participant in receipt of a disability Retirement Allowance may be required to submit to evidence of his or her continued eligibility for disability benefits under the Social Security Act, at any time prior to his or her Normal Retirement Date, but not more often than semiannually, to determine whether he or she continues to be Totally and Permanently Disabled.  If it is found that he or she is no longer entitled to such Social Security disability benefits, or in the event the disabled Participant refuses to submit evidence of his or her continued eligibility for such Social Security disability benefits, his or her disability Retirement Allowance shall cease.

1.55           “Trustee” means the corporate trustee and/or insurance company appointed in accordance with Section 10.2 (Trustee).

SECTION 2.  PARTICIPATION

2.1           Eligibility Requirements

(a)           Each person who was covered under the Plan on September 30, 2009 shall continue as a Participant.  Except to the extent excluded from participation under Section 2.1(b) below, each Employee hired on or before September 30, 2009 shall become a Participant as of the first day of the month coincident with or next following the date on which he or she has both attained age 21 and has completed 1 year of Service.

(b)           Participation in this Plan is frozen as of September 30, 2009.  Anyone hired, rehired or transferred to employment with an Employer on or after October 1, 2009 shall not be eligible to join the Plan or accrue additional benefits under the Plan except as set forth below.

Notwithstanding the foregoing, on or after October 1, 2009:

(i)           A former Employee who is rehired as an Employee may be eligible to resume active participation in the Plan if he or she meets the requirements of Section 2.5.

(ii)           An employee who transfers to an Employer to assume a position as an Employee or who is transferred from an ineligible position to a position as an Employee with the same Employer, may be eligible to begin or resume active participation in the Plan if he or she meets the requirements of Section 2.6.

2.2           Continuation of Participation

Each Participant shall continue to be such after he or she ceases to be an Employee, provided he or she continues to be entitled to retirement or vested benefits in accordance with Section 3 (Retirement Date) or 7 (In Event of Termination of Employment).

2.3           Contributory Participation Requirements

Each Participant who was a Contributor on October 1, 1977 shall continue to be a Contributor unless he or she elects not to do so.

Each other Participant was eligible to become a Contributor as of the first day of the payroll period following the date he or she became a Participant but not on or after June 1, 1984.

Each Participant who elected to become a Contributor had to file with the Committee a signed membership form at least one week prior to the date as of which he or she was to become a Contributor.  The membership form, furnished for this purpose, gave such information as the Committee required, and authorized the deduction of the Participant’s contributions from his or her pay.

2.4           Transfer to Non-covered Status

If a Participant ceases to meet the definition of Employee as set forth in Section 1.23 (Employee) but continues in the employment of the Company or an Affiliate, his or her Service shall not be broken and he or she shall continue to be a Participant.  However, his or her Accrued Retirement Allowance shall remain unchanged unless and until such time as he or she may again become an Employee.  In the event of the termination of employment or retirement of such a Participant before again becoming an Employee, he or she shall be entitled to benefits hereunder only to the extent, if any, applicable under the Plan as in effect on the date as of which he or she ceased to be an Employee, unless the Plan expressly provides otherwise.

2.5           Reemployment on or after October 1, 2009

A former Employee who is rehired on or after October 1, 2009 and who was a Participant immediately prior to his or her termination of employment, may resume active participation in this Plan provided he or she is rehired no later than two years after his or her termination of employment. Such rehired Participant will also be subject to the applicable provisions of Sections 7.3, 7.4, 7.5 and 7.7.

2.6           Transfers on or after October 1, 2009

An employee who was hired before October 1, 2009 and who becomes an Employee from (a) a position as an employee of an Affiliate which has not adopted the Plan, or (b) a position as an employee of an Employer that is ineligible to participate in this Plan, may begin or resume active participation in this Plan as of such transfer date provided, however, that if the Employee is beginning participation in this Plan, such participation is also subject to the Employee meeting the eligibility requirements described in Section 2.1(a).

SECTION 3.  RETIREMENT DATE

3.1           Normal Retirement Date

A Participant who terminates employment and retires on his or her Normal Retirement Date will be entitled to a Retirement Allowance determined in accordance with Section 4 (Amount of Retirement Allowance) payable for life in monthly installments commencing on his or her Normal Retirement Date.

3.2           Early Retirement Date

A Participant who has completed 20 or more years of Credited Service may terminate employment and retire on an Early Retirement Date and shall be entitled to a Retirement Allowance determined in accordance with Section 4 (Amount of Retirement Allowance), payable for life in monthly installments commencing on his or her Normal Retirement Date or, at the Participant’s election, on the first day of any earlier month on or after his or her Early Retirement Date.

3.3           Disability Retirement Date

If a Participant who has at least 5 years of Service becomes Totally and Permanently Disabled while an Employee and before Normal Retirement Date, he or she may terminate employment and retire as of a Disability Retirement Date (provided he or she is still Totally and Permanently Disabled on that date) and shall be entitled to a Retirement Allowance determined in accordance with Section 4 (Amount of Retirement Allowance) and payable as provided in Section 4.6 (Disability Retirement Allowance) in monthly installments commencing on his or her Disability Retirement Date.

If a Participant who has at least 5 years of Service becomes entitled to disability benefits under an Employer’s Long Term Disability (LTD) Plan, he or she may (a) if eligible, retire as of a Disability Retirement Date as provided in the above paragraph, or (b) be treated as if he or she were on an approved leave of absence and continue as an active Participant as long as he or she remains entitled to LTD benefits and such period of approved leave of absence shall be included in his or her Service and his or her Credited Service.  Such approved leave of absence shall terminate and any additional service crediting will end as of the earlier of:  (a) the Participant’s death; (b) the date the Participant is no longer Totally and Permanently Disabled; or (c) the date as of which the Participant’s disability benefits under an Employer’s Long Term Disability (LTD) Plan end.  Any Credited Service earned during such period of disability will be included in the calculation of the Participant’s Retirement Allowance at his or her Annuity Starting Date determined in accordance with the provisions of Section 3.1 (Normal Retirement Date), Section 3.2 (Early Retirement Date), Section 3.4 (Postponed Retirement Date) or Section 7.2 (Vested Participants), as applicable.

3.4           Postponed Retirement Date

A Participant may continue in active service after reaching his or her Normal Retirement Date.

A Participant whose employment is so continued may terminate employment and retire as of a Postponed Retirement Date and shall be entitled to a Basic Allowance determined in accordance with Section 4.2 (Basic Allowance), payable for life in monthly installments commencing on his or her Postponed Retirement Date.

If the Participant has contributed toward an Additional Allowance, his or her Additional Allowance shall commence on his or her Normal Retirement Date regardless of the continuance of his or her employment in accordance with this Section 3.4, unless the Participant elects to defer the commencement of his or her Additional Allowance payments until his or her Postponed Retirement Date.  Also, a Participant continuing in active service after reaching his or her Normal Retirement Date will be deemed to have suspended making Contributions unless such Participant elects otherwise.

3.5           Reemployment of a Participant Currently in Receipt of a Retirement Allowance

If a Participant in receipt of a Retirement Allowance is reemployed by an Employer, his or her Retirement Allowance payments shall be suspended for each month during the period of such reemployment in which he or she performs services for an Employer for at least eight days.  However, Additional Allowance payments shall not be suspended after the Participant’s Normal Retirement Date unless the Participant elects otherwise.  Any election of an optional form of payment with respect to suspended payment shall be void.  Any Service and Credited Service to which the Participant was entitled when he or she retired or terminated service shall be restored.

Subject to the provisions of Section 2.5, a Participant who is rehired as an Employee may become an active Participant as of the first day of the month following his or her reemployment provided he or she is then an Employee.

Upon the subsequent retirement of a Participant who resumed active participation in the Plan upon rehire, his or her Basic Allowance shall be based on the benefit formula then in effect and his or her Compensation and Credited Service before and after the period when he or she was not in the service of the Employer reduced by an amount of Actuarial Equivalent value to the Basic Allowance payments he or she received before the earlier of the date of his or her reemployment or his or her Normal Retirement Date.  The Participant’s Basic Allowance upon later retirement shall never be less than the amount of his or her previous Basic Allowance modified to elect any optional form of payment in effect on his or her later retirement.

Upon the subsequent retirement of a Participant who was not eligible to resume active participation in the Plan pursuant to Section 2.5, the provisions of the paragraph above shall apply except his or her Basic Allowance shall be based on the benefit formula in effect on the date he or she previously terminated employment (including, if applicable, the Early Retirement Allowance reduction factors in effect at such time) and his or her Final Average Compensation and Credited Service determined as of that date.

Notwithstanding the foregoing, if a Participant in receipt of a Retirement Allowance is reemployed by an Employer for a special project expected to last less than one year, his or her Retirement Allowance shall not be suspended during his or her period of reemployment, and his or her Retirement Allowance payments shall not be adjusted to take into account his or her Compensation during his or her period of reemployment.

If a Participant’s Additional Allowance payments are suspended, upon his or her subsequent retirement:

(a)           if the Participant’s subsequent retirement is prior to his or her Normal Retirement Date, his or her Additional Allowance shall be based on the provisions of the Plan then in effect and his or her Contributions before and after the period when he or she was not in the service of the Employer; or

(b)           if the Participant’s subsequent retirement is on or after his or her Normal Retirement Date but prior to April 1 of the calendar year following the calendar year in which he or she attains age 70½, his or her Additional Allowance shall be equal to the greater of:

(i)           the amount of Additional Allowance determined in accordance with Section 4.3 (Additional Allowance) based on Contributions at the Participant’s Postponed Retirement Date; and

(ii)           an amount of Actuarial Equivalent value to the Additional Allowance to which the Participant was receiving, determined as of the date the Participant’s Additional Allowance payments are first suspended, recomputed as of the date of the Participant’s subsequent retirement.

SECTION 4.  AMOUNT OF RETIREMENT ALLOWANCE

4.1           Normal Retirement Allowance

(a)           The Retirement Allowance to commence upon a Participant’s Normal Retirement Date and payable during his or her lifetime shall comprise (i) the Basic Allowance described in Section 4.2 and (ii) in the case of a Contributor, the Additional Allowance described in Section 4.3.

(b)           If a Participant who is rehired on or after October 1, 2009 and has Service restored pursuant to Sections 7.3, 7.4, 7.5 or 7.6 is not eligible to be an active Participant after rehire pursuant to Section 2.5, the Retirement Allowance shall be based on the benefit formula (Section 4.2 and Section 4.3) in effect under the Plan at the time of such Participant’s last termination of employment date occurring before October 1, 2009.

4.2           Basic Allowance

(a)           For retirements occurring on or after October 1, 1989 but prior to December 1, 2003, the annual amount of a Participant’s Basic Allowance shall be equal to the sum of:

(i)           1.10% of the Participant’s Covered Compensation; plus

(ii)           1.65% of his or her Excess Compensation;

multiplied by the number of years of his or her Credited Service not in excess of 35 years;

PLUS

(iii)           1.25% of the Participant’s Final Average Compensation multiplied by the number of years of his or her Credited Service in excess of 35 years;

reduced by, solely in the case of a Participant who is also a participant in the Represented Plan and whose Credited Service under this Plan includes any period determined under Section 1.20(f), the Participant’s Represented Basic Allowance.

(b)           For retirements occurring on or after December 1, 2003, the annual amount of a Participant’s Basic Allowance shall be equal to the sum of:

(i)           1.10% of the Participant’s Covered Compensation; plus

(ii)           1.65% of his or her Excess Compensation;

multiplied by the number of years of his or her Credited Service not in excess of 28 years;

PLUS

(iii)           1.25% of the Participant’s Covered Compensation; plus

(iv)           1.65% of his or her Excess Compensation;

multiplied by the number of years of his or her Credited Service in excess of 28 years;

reduced by, solely in the case of a Participant who is also a participant in the Represented Plan and whose Credited Service under this Plan includes any period determined under Section 1.20(f), the Participant’s Represented Basic Allowance.

In no event shall the pension determined under this Section 4.2 be less than the pension which would have been provided under the terms of the Plan as in effect on September 30, 1989, assuming the Participant terminated his or her employment on such date.  Also, any Participant who retires or terminates employment on or after October 1, 1989, other than a Participant whose Compensation exceeds the dollar limit contained in Section 414(q)(1)(B) of the Code, shall be entitled to receive a pension at least as large as that which would have been payable under the terms of the Plan as in effect on September 30, 1989 on the earlier of December 31, 1989 or the date such Participant’s employment terminates.  The pension determined under this Section 4.2 is also subject to the provisions of Section 4.11.

The Basic Allowance shall be increased by 20% for the first year following the Annuity Starting Date or, in the case of a disability Retirement Allowance, following the date as of which the disability Retirement Allowance commences.

4.3           Additional Allowance

The annual amount of a Contributor’s Additional Allowance shall be equal to 25% of his or her Contributions.

4.4           Maximum Benefit

(a)The provisions of Section 415 of the Code are incorporated into the Plan by reference effective with the first Limitation Year beginning on or after July 1, 2007.  The following provisions of this Section that reflect the increased limitations of Section 415(b) of the Code effective on and after January 1, 2002 shall apply to all Participants (with benefits limited by Section 415(b) of the Code) who had an Accrued Benefit under the Plan immediately prior to January 1, 2002 (other than an Accrued Benefit resulting from a benefit increase due solely to increases in limitations under Section 415(b)).

       (b)           Notwithstanding any other provision of the Plan, the annual benefit to which a Participant is entitled under the Plan shall not, in any Limitation Year, be an amount that would exceed the applicable limitations under Section 415 of the Code and regulations thereunder.  If the benefit payable under the Plan would (but for this Section) exceed the limitations of Section 415 of the Code by reason of a benefit payable under another defined benefit plan aggregated with this Plan under Section 415(f) of the Code, the benefit under this Plan shall be reduced before any reductions are made under such other plan.

(c)           As of January 1 of each calendar year commencing on or after January 1, 2002, the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum permissible dollar amount of benefit payable under the Plan during the Limitation Year coincident with that calendar year.  Such dollar limitation shall apply to Participants who retire during the Limitation Year but not to Participants who retired prior to that Limitation Year.

(d)           The term “remuneration” for purposes of applying the applicable limitations under Section 415 of the Code with respect to any Participant shall mean the wages, salaries and other amounts paid in respect of such Participant by the Company or any Affiliate for personal services actually rendered and including any elective amounts that are not includible in gross income of the Participant by reason of Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code.  For Limitation Years beginning on or after July 1, 2007, for purposes of applying the maximum benefit limitations under this Section 4.4, remuneration shall also include compensation paid by the later of 2½ months after an Employee’s severance from employment with the Company and all Affiliates or the end of the  Limitation Year that includes the date of the Employee’s severance from employment, if, absent a severance from employment, such payment would have been paid to the Employee while the Employee continued in employment with the Company or an Affiliate, and is regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation.

Effective as of January 1, 2009, in accordance with the provisions of Section 414(u)(12) of the Code and any related regulations, remuneration shall include any differential wage payments paid to an Employee or former Employee by the Company during the period such Employee is performing qualified military service.

In addition, effective for Limitation Years beginning on or after July 1, 2007, for purposes of applying the maximum benefit limitations under this Section 4.4, remuneration as defined herein shall not exceed the limitation on compensation under Section 401(a)(17) of the Code.

(e)           Notwithstanding the above, the maximum Retirement Allowance payable to a Participant who has a Freeze Date enumerated below shall not be less than his or her Old Law Benefit.  A Participant’s “Old Law Benefit” at any date is the maximum benefit he or she would be entitled to receive at such date, determined without regard to any changes in the terms and conditions of the Plan after December 8, 1994, without regard to any benefits that accrue under the Plan after his or her Freeze Date, and without regard to any cost of living changes that become effective after his or her Freeze Date.  The Freeze Date of a Participant whose Retirement Allowance commences on or after January 1, 1995 and before January 1, 2000 shall be December 31, 1999.

(f)           The Limitation Year is the calendar year.

4.5           Early Retirement Allowance

The annual amount of Retirement Allowance for a Participant retiring under Section 3.2 (Early Retirement Date) shall be either (a) or (b), as elected by the Participant:

(a)           The amount of his or her Accrued Retirement Allowance; Retirement Allowance payments shall commence on the Participant’s Normal Retirement Date.

(b)           For Participants whose last day of Service is before December 8, 1993, the amount determined in accordance with (a) above, reduced by 5% for each year (0.41667% per month) by which the Annuity Starting Date (which may be the first day of any month on or after the Participant’s Early Retirement Date but not later than his or her Normal Retirement Date) precedes his or her Normal Retirement Date.

For Participants whose last day of Service is on or after December 8, 1993, the percentage of the amount determined in accordance with (a) above as determined from the table below:

Last Day of Service:	October 1, 1993 through December 7, 1993	December 8, 1993 through December 31, 1998			On or After January 1, 1998
Annuity Starting Date:	On or After October 1, 1993	December 8, 1993 through December 7, 1994	December 8, 1994 through December 7, 1995	On or After December 8, 1995	On or After January 1, 1998
Age at Benefit Commencement
65	100%	100%	100%	100%	100%
64	95%	100%	100%	100%	100%
63	90%	90%	100%	100%	100%
62	85%	85%	90%	100%	100%
61	80%	80%	80%	90%	100%
60	75%	75%	75%	75%	100%
59	70%	70%	70%	70%	70%
58	65%	65%	65%	65%	65%
57	60%	60%	60%	60%	60%
56	55%	55%	55%	55%	55%
55	50%	50%	50%	50%	50%

(c)           If a Participant who is rehired on or after October 1, 2009 and has Service restored pursuant to Sections 7.3, 7.4, 7.5 or 7.6 is not eligible to be an active Participant after rehire, the reduction factors in Section 4.5(b) shall be those in effect under the Plan at the time of such Participant’s last termination of employment date occurring before October 1, 2009.

4.6           Disability Retirement Allowance

The annual amount of Disability Retirement Allowance for a Participant retiring under Section 3.3 (Disability Retirement Date) shall be determined in accordance with Section 4.1 above and shall be paid to the Participant monthly until the earlier of (a) the Participant’s death; (b) the date the Participant is no longer Totally and Permanently Disabled; or (c) the Participant’s Normal Retirement Date.  Payment will commence in accordance with the provisions of Section 8 (Forms of Retirement Allowance) applicable to a Disability Retirement Allowance.

When a Participant is no longer eligible to receive a Disability Retirement Allowance, he or she will be entitled to retire in accordance with the provisions of Section 3.1 (Normal Retirement Date), Section 3.2 (Early Retirement Date), Section 3.4 (Postponed Retirement Date) or Section 7.2 (Vested Participants), as applicable.

A Participant who is disabled to the extent that he or she would have been considered “Totally and Permanently Disabled” under the terms of the Plan before it was amended, effective October 1, 1976, but is not Totally and Permanently Disabled for purposes of the Plan after such amendment, shall be entitled to retire and receive a Retirement Allowance determined in accordance with the Plan before it was amended effective October 1, 1976.

If the Participant dies before his or her Annuity Starting Date, any death benefits will be determined under the applicable provisions of Section 6.

4.7           Postponed Retirement Allowance

(a)           (i)           The Basic Allowance for a Participant retiring under Section 3.4 (Postponed Retirement Date) shall commence on his or her Postponed Retirement Date.

(ii)           The annual amount of Basic Allowance for a Participant retiring under Section 3.4 (Postponed retirement date) shall equal to the greater of:

(A)           the amount of Basic Allowance determined in accordance with Section 4.2 (Basic Allowance) based on Credited Service and Final Average Compensation at the Participant’s Postponed Retirement Date; or

(B)           the amount of Basic Allowance to which the Participant would have been entitled under Section 4.2 (Basic Allowance) if he or she had retired on his or her Normal Retirement Date increased by an amount of Actuarial Equivalent value to the monthly payments which would have been payable with respect to each month during the postponement period which is a Non-suspendible Month.

(iii)           Notwithstanding subparagraphs (i) and (ii) above, in the event a Participant remains in service after the April 1 of the calendar year following the calendar year in which he or she attains age 70½, and is not required to commence payment of his or her Basic Allowance while in service under the provisions of Section 8.4(b), then his or her Basic Allowance shall be the greater of (A) the amount of Basic Allowance determined in accordance with Section 4.2 (Basic Allowance) based on Credited Service and Final Average Compensation at the Participant’s Postponed Retirement Date; or (B) an amount of Actuarial Equivalent value to the Basic Allowance to which the Participant would have been entitled to under Section 4.2 (Basic Allowance) if he or she had retired on such April 1 (“said date”) recomputed in accordance with regulations issued by the Secretary of the Treasury as of the first day of each subsequent Plan Year (and as of his or her actual Postponed Retirement Date) as if such date were the Participant’s Postponed Retirement Date.  However, in the case of a Participant who attained age 70½ prior to 1996, the preceding sentence shall be modified by replacing “such April 1” in clause (B) with “the end of the Plan Year preceding January 1, 1997” and “the first day of each subsequent Plan Year” with “the end of each subsequent Plan Year.”  Amounts of Actuarial Equivalent value shall be calculated using the Plan’s postponed retirement actuarial equivalence factors and shall be applied on a year-by-year basis measured from the aforesaid date.

(b)           (i)           The Additional Allowance for a Participant who remains in service after his or her Normal Retirement Date shall commence on the Participant’s Normal Retirement Date, unless the Participant elects, prior to his or her Normal Retirement Date, to defer commencement until the Participant’s Postponed Retirement Date.

(ii)           The annual amount of Additional Allowance for a Participant who remains in service after his or her Normal Retirement Date and who does not elect to defer commencement of his or her Additional Allowance shall be determined in accordance with Section 4.3 (Additional Allowance).

(iii)           The annual amount of Additional Allowance for a Participant who remains in service after his or her Normal Retirement Date and who does elect to defer commencement of his or her Additional Allowance shall be equal to the greater of:

(A)           the amount of Additional Allowance determined in accordance with Section 4.3 (Additional Allowance) based on Contributions at the Participant’s Postponed Retirement Date; or

(B)           an amount of Actuarial Equivalent value to the Additional Allowance to which the Participant would have been entitled under Section 4.3 (Additional Allowance) if he or she had retired on his or her Normal Retirement Date, recomputed as of the first day of each subsequent Plan Year (and as of his or her actual Postponed Retirement Date) as if each such date were the Participant’s Postponed Retirement Date.

(c)           In the event a Participant commences receipt of his or her Retirement Allowance while in active service under the provisions of Section 8.4(b), such commencement date shall be the Participant’s Annuity Starting Date for purposes of Section 8, and the Participant shall receive a postponed Retirement Allowance commencing on such date in an amount determined as if he or she had retired on the last day of the preceding calendar year.  As of each succeeding December 31 prior to the Participant’s actual Postponed Retirement Date (and as of his or her actual Postponed Retirement Date), the Participant’s Retirement Allowance shall be recomputed to reflect additional accruals.  The Participant’s recomputed Retirement Allowance shall then be paid as of the following January 1 (or, if applicable, as of his or her Postponed Retirement Date).  The Participant’s recomputed Retirement Allowance shall then be reduced by the Actuarial Equivalent value of the total payments of his or her postponed Retirement Allowance made with respect to monthly payments which were paid prior to each such recomputation to arrive at the Participant’s postponed Retirement Allowance; provided that no such reduction shall reduce the Participant’s postponed Retirement Allowance below the amount of postponed Retirement Allowance payable to the Participant prior to the recomputation of such Retirement Allowance.

4.8           Special Provision for Participants who were Hired Before December 8, 1974

For Employees hired before December 8, 1974, the Basic Allowance payable upon any Retirement Date will, in no event, be less in amount than the Basic Allowance to which such Employee would have been entitled had the terms of the Plan prior to December 8, 1974 continued unchanged, and for purposes of determining the Primary Insurance Amount the Social Security Benefit Table as in effect of December 8, 1974 is used.

4.9           Non-duplication of Benefits

In addition to the reduction for a Participant’s Non-Represented Basic Allowance set forth in Section 4.2, if a Participant is entitled to receive, or upon application would be entitled to receive, any pension or retirement benefits from any other plan to which the Company or any Affiliate contributes (other than a social benefit program maintained by any governmental jurisdiction on a compulsory basis, such as the Social Security Act of the United States, or the New Jersey Resources Corporation Employees’ Retirement Savings Plan) then, to the extent such benefits are based on periods of employment included as Credited Service under this Plan, the amount thereof shall be deducted from the amount of Retirement Allowance otherwise payable under this Plan with respect to such period of Credited Service.

However, if the Participant contributed toward such other benefit, the portion provided by his or her own contributions, or in case of a Participant who is entitled to receive a Non-Represented Additional Allowance, the amount of such Non-Represented Additional Allowance, shall not be so deducted.  In the event that such other benefit is not paid at the same time and manner as the benefits payable under this Plan, any benefit provided under this Plan shall include such deduction made on an equitable basis as determined by the Committee.

4.10           Increased Benefits for Retirees

Effective January 1, 1981, Retirement Allowance payments, both Basic and Additional Allowances, but excluding the extra 20% Basic Allowance payable in the first year of retirement and any other supplemental pension which is not payable for the Participant’s entire lifetime, being made to a Participant who retired before January 1, 1981 (or to his or her Beneficiary or Contingent Participant under an option elected in accordance with Section 6 (In Event of Death) or Section 8 (Forms of Retirement Allowance)) were increased by 4% for each year (including a fraction for each month) elapsed from the earlier of the Participant’s Normal Retirement Date and his or her Annuity Starting Date to January 1, 1981.

Effective January 1, 1988, Retirement Allowance payments, both Basic and Additional Allowances, but excluding the extra 20% Basic Allowance payable in the first year of retirement and any other supplemental pension which is not payable for the Participant’s entire lifetime, being made to a Participant who retired before January 1, 1988 (or to his or her Beneficiary or Contingent Participant under Section 6 (In Event of Death) or an option elected in accordance with Section 8 (Forms of Retirement Allowance)) shall be increased by 2% for each year (including a fraction for each month) elapsed from the later of (a) January 1, 1981 or (b) the earlier of the Participant’s Normal Retirement Date and his or her Annuity Starting Date, to January 1, 1988.

Effective January 1, 1993, Retirement Allowance payments, both Basic and Additional Allowances, but excluding the extra 20% Basic Allowance payable in the first year of retirement and any other supplemental pension which is not payable for the Participant’s entire lifetime, being made to a Participant who retired before January 1, 1993 (or to his or her Beneficiary or Contingent Participant under Section 6 (In Event of Death) or an option elected in accordance with Section 8 (Forms of Retirement Allowance) shall be increased by 1.5% for each year (including a fraction for each month) elapsed from the later of (a) January 1, 1988 or (b) the Participant’s Annuity Starting Date, to January 1, 1993.  In addition, for those who retired during the period 1980-1987 an extra 1.5% increase will apply, and for those who retired before 1980 an extra 3.5% increase will apply.

4.11           Section 401(a)(17) Employees

Unless otherwise provided under the Plan, the Basic Retirement Allowance determined under Section 4.2 of each “Section 401(a)(17) Employee” (as hereinafter defined) will be the greater of the Basic Retirement Allowance determined for such Section 401(a)(17) Employee under paragraph (a) or (b) below:

(a)           the Section 401(a)(17) Employee's Basic Retirement Allowance determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Section 401(a)(17) Employee's total period of Credited Service; or

(b)           the sum of:

(i)           the Section 401(a)(17) Employee's Basic Retirement Allowance as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the Income Tax Regulations, and

(ii)           the Section 401(a)(17) Employee's Basic Retirement Allowance determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to such Section 401(a)(17) Employee's period of Credited Service on or after January 1, 1994.

A “Section 401(a)(17) Employee” means an Employee whose current accrued Basic Retirement Allowance as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

4.12           Delayed Commencement of Retirement Allowance

Notwithstanding the provisions of Sections 4.1, 4.5, 4.6, 4.7, 7.1, and 7.2, effective as of October 1, 2004, in the event the Annuity Starting Date of a Participant’s Retirement Allowance otherwise required to commence on the Participant’s Normal Retirement Date, or Postponed Retirement Date if applicable, is delayed because the Company is unable to locate the Participant or for any other reason, the Company will commence payment as soon as practicable thereafter or, if later, as soon as practicable after the date the Participant is located.  Unless the Participant elects an optional form of payment, as set forth in Section 8.2, payment shall be in the normal form as set forth in Section 8.1 applicable to the Participant on his or her Normal Retirement Date.  The Retirement Allowance payable to the Participant as of his or her Annuity Starting Date shall be of Actuarial Equivalent value to the Retirement Allowance otherwise payable to the Participant on his or her Normal Retirement Date, or Postponed Retirement Date if applicable.  Notwithstanding the foregoing provisions of this Section 4.12, in no event will the Retirement Allowance of a Participant be actuarially increased for any month under both this Section 4.12 and Section 4.7.

In the event a Participant whose Retirement Allowance is delayed beyond his or her Normal Retirement Date, or Postponed Retirement Date if applicable, as described above dies prior to his or her Annuity Starting Date, his or her surviving Spouse shall be entitled to receive a death benefit under the provisions of Section 6.1 computed on the basis of the Actuarial Equivalent value of the Retirement Allowance payable to the Participant on his or her Normal Retirement Date, or Postponed Retirement Date if applicable.

SECTION 5.  CONTRIBUTIONS

5.1           Employee Contributions

Before June 1, 1984, Participants made contributions of 2% of Compensation, on an elective basis, to the Additional Allowance portion of the Plan.  Effective June 1, 1984, no further contributions are to be made by any Participant.

5.2           Withdrawal of Employee Contributions

A Contributor who has not reached his or her Normal Retirement Date may elect to withdraw from the Additional Allowance portion of the Plan as of the first day of any month by giving 60 days advance notice to the Committee in writing.  In such case he or she shall be paid his or her entire Additional Allowance Account.  If a Contributor has completed at least five years (ten years before October 1, 1989) of Service or was eligible for a normal Retirement Allowance at the time of withdrawal, he or she will be entitled to the Company-provided portion, if any, of his or her Additional Allowance.  For this purpose, the Company-provided portion will be determined as the amount of Additional Allowance which is not derived from the Participant’s own contributions based upon the conversion, as prescribed by regulations, of the Participant’s Additional Allowance Account to an annual pension payable for life.

Payment of amounts under this Section 5.2 shall be made in the form of a life annuity, or if the Participant is married, in the form of Option C under Section 8.2 with his or her Spouse as the designated Contingent Participant.  However, if the Participant, and, if applicable, the Spouse reject the annuity form of payment, then the payment will be made in a lump sum.  Such rejection and election shall be made according to the notice and waiver provisions of Section 8.1.

A Contributor who has previously withdrawn from the Additional Allowance portion of the Plan after completing five years (ten years before October 1, 1989) of Service or after completing the eligibility requirements for a normal Retirement Allowance will be entitled to reinstate his or her Additional Allowance Account by repaying the full amount previously withdrawn with interest at the rate of 5% per annum compounded annually from the date of withdrawal to the date of repayment.

5.3           Company Contributions

The Company on behalf of the Employers intends to contribute to the Retirement Allowance Fund over a period of time and from time to time such amounts as may be determined by actuarial calculations to provide the benefits payable under the Plan, other than benefits payable solely from Employee contributions.  Such calculations shall be made by the Actuary.

5.4           Administration Expense

Effective December 8, 1995, the Plan’s administrative expenses shall be paid out of Plan assets.  To the extent such expenses are not paid from Plan assets, they shall be paid by an Employer.

5.5           Forfeitures

Any forfeiture arising under the Plan shall not be applied to increase the benefits any Participant would otherwise receive under the Plan but shall be applied to reduce the Employer contributions under the Plan.

5.6           Refund of Employer Contributions

All Employer contributions under the Plan are made on the condition that current tax deductions are allowed for such contributions under Section 404 of the Internal Revenue Code.  Subject to the following provisions of this Section 5.6, any contribution by the Employer under the Plan which is

(1)           made by mistake of fact, or

(2)           conditioned upon the current deductibility of the contribution under Section 404 of the Internal Revenue Code, to the extent such current deduction is disallowed or is determined not to be currently deductible, shall be returned to the Employer, upon the Employer’s request, not later than one year after the date such contribution was made by mistake of fact or the current deduction is disallowed or determined not to be currently deductible, as the case may be.  No amount shall be returned to the Employer under this Section unless the contribution is attributable to a good faith mistake of fact or a good faith mistake in determining the current deductibility of the contribution; and any amount returned to the Employer shall be limited to the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or mistake in determining current deductibility.  Earnings attributable to the excess may not be returned, and losses attributable thereto must reduce the amount returned.

SECTION 6.  IN EVENT OF DEATH

6.1           Prior to Retirement

If a Participant, other than a Participant who terminated employment before October 1, 1976, dies before his or her Annuity Starting Date, a monthly benefit shall be payable to the Participant’s surviving Spouse provided the Participant had either completed at least five years of Service (ten years before October 1, 1989) or attained his or her Normal Retirement Age and the Participant and Spouse have been married throughout the one year period ending on the date of the Participant’s death.  If the Participant was not in active service on or after January 1, 1998, the benefit payable to the surviving Spouse shall commence on the first day of the month coincident with or following the later of the date on which the Participant would have attained age 55 or the date of the Participant’s death.  Otherwise, if the Participant dies prior to his or her Annuity Starting Date, the benefit payable to the surviving Spouse (or Contingent Participant if the Participant waives this pre-retirement survivor benefit pursuant to Section 8.1(c)) shall commence as of the first day of the month coincident with or next following the Participant’s death.

Except as otherwise provided with respect to death occurring while the Participant is in receipt of a Disability Retirement Allowance, the amount of the benefit payable to the surviving Spouse shall be equal to 50% of the amount the Participant would have received if he or she had terminated employment on the date of his or her death and elected to have his or her benefit commence on his or her Normal Retirement Date or the first day of the month following his or her date of death, if later, under the normal form of payment for married Participants set forth in Section 8.1(b).  However, if within the 180-day period (90-day period for Annuity Starting Dates prior to June 1, 2009) prior to his or her Annuity Starting Date a Participant has elected Option A or Option B with his or her surviving Spouse as Contingent Participant under Section 8.2, such optional form of payment shall be used for computing the Spouse’s Retirement Allowance instead of the normal form of payment for married Participants set forth in Section 8.1(b).

If a Participant dies prior to his or her Annuity Starting Date and is not married, or has not been married for one year or has not either completed five years of Service or attained his or her Normal Retirement Age, the only death benefit payable under the Plan is based upon the value of the Participant’s Additional Allowance Account, if any.  The value of such Account will be payable in the form of an annuity for the life of the Spouse unless the Spouse elects otherwise.  If there is no Spouse or the Spouse rejects the annuity form of payment or payment is to made to a Beneficiary who is not the Spouse, such value will be payable in a lump sum.  Payment to a non-Spouse will commence as of the first day of the month following the date of the Participant’s death.  Payment to a Spouse in the appropriate form will commence on the Participant’s Normal Retirement Date unless the Spouse elects an earlier commencement date, which may be the first day of any month after the Participant’s date of death and prior to his or her Normal Retirement Date.

Notwithstanding the foregoing, if a Participant eligible for a Disability Retirement Allowance elects to retire under Section 3.3 (Disability Retirement Date), elects a form of payment and, if applicable, waives the pre-retirement survivor benefit pursuant to Section 8.1(c) and dies before his or her Annuity Starting Date, a survivor Retirement Allowance will be paid to his or her Contingent Participant (who may be the Participant’s Spouse) in accordance with the Participant’s elections made pursuant to such Section 8.1(c).

Notwithstanding the foregoing, if a Participant dies on or after January 1, 2007 while performing “services in the uniformed services” (as defined in Chapter 43 of Title 38, United States Code) where such Participant’s right to reemployment with the employer is protected by law, the surviving Spouse of such Participant shall be entitled to a Spouse’s Retirement Allowance in accordance with the provisions of this Section 6.1 as though the Participant had resumed employment with the Employer on the date of death and then terminated employment with the Employer immediately thereafter.

6.2           After Retirement

If a Participant’s death occurs after his or her Annuity Starting Date and a benefit is not payable to his or her surviving Spouse pursuant to Section 8.1(b) or to his or her Contingent Participant or Beneficiary pursuant to Section 8.2, or in the event of the death of his or her survivor who had been receiving benefits in accordance with Section 8.1(b) or Section 8.2 (Optional forms), his or her Beneficiary will be entitled to receive a lump sum payment equal to the Participant’s Additional Allowance Account, if any.

6.3           Designation of Beneficiary

The Participant’s surviving Spouse shall be the Beneficiary entitled to receive all benefits payable upon the death of the Participant under Section 6.1 or 6.2; provided, however, that if there is no surviving Spouse, or if the surviving Spouse had consented in writing to the designation of another Beneficiary (including a secondary Beneficiary, if the Participant so desires) with respect to the distribution of the Additional Allowance Account (which consent was given at least one year after the date of marriage, acknowledged the effect of such designation and was witnessed by a Plan representative or notary public), the Beneficiary entitled to receive payments after the Participant’s death shall be the person or persons designated as Beneficiary by the Participant on the appropriate form completed by the Participant and filed with the Committee.  Subject to the foregoing with respect to spousal consent, a Participant may change his or her Beneficiary from time to time on an appropriate form filed with the Committee without the consent of the previously designated Beneficiary; provided, however, that a Participant may elect a Beneficiary other than a Spouse only for that portion of a Plan benefit attributable to the Additional Allowance Account.

In the event that, when death benefits become payable, the Beneficiary is deceased, they shall become payable instead to the Participant’s secondary Beneficiary, or if no Beneficiary has been designated or survives, then to the Participant’s surviving Spouse, if any, otherwise to the Participant’s estate.  Payment under this Section 6.3 and Section 6.1 shall be made upon the presentation of such waivers or releases of taxing authorities as the Trustee or Committee may reasonably request.

SECTION 7.  IN EVENT OF TERMINATION OF EMPLOYMENT

7.1           Non-vested Participants

If the employment of a Participant who is not a Contributor terminates other than by death or retirement before he or she has completed five years of Service, there are no benefits payable to him or her under the Plan.

If the employment of a Participant who is a Contributor terminates other than by death or retirement before he or she has completed five years of Service, he or she shall be entitled to his or her Additional Allowance Account.  Such payment shall commence as of the Participant’s Normal Retirement Date, unless the Participant elects to receive such payment within 60 days after such termination of employment.  Such payment shall be made in the applicable normal form of payment under Section 8.1(a) or (b).  However, if the Participant, and, if applicable, the Spouse reject the normal form of payment, then the payment will be made in a lump sum.  Such election and rejection shall be made according to the notice and consent provisions of Section 8.3.

7.2           Vested Participants

If the employment of a Participant terminates on or after October 1, 1989 other than by death or retirement after he or she has completed five years of Service or has attained age 65, he or she shall be entitled to his or her Accrued Retirement Allowance commencing on his or her Normal Retirement Date.

In lieu of the Retirement Allowance commencing at Normal Retirement Date, the Participant, provided he or she had completed at least 20 years of Credited Service at the time of termination, may elect a reduced Retirement Allowance to commence on the first day of any month within the 10 years ending on his or her Normal Retirement Date.  The amount of such reduction shall be determined pursuant to paragraph (b) of Section 4.5 (Early Retirement Allowance).

Such a Participant may irrevocably elect, with the written consent of the Participant’s Spouse (if any) which is witnessed by a Plan representative or notary public, to receive a refund of his or her Additional Allowance Account within 60 days after the later of such termination or election and have the portion, if any, of the benefit provided under Section 4.3 (Additional Allowance) which is attributable to Company contributions payable in accordance with this Section 7.2.

7.3           Reemployment Prior to Having a Break in Service

Vested Participant or Former Vested Participant

If a (i) terminated Participant entitled to but not in receipt of a Retirement Allowance, or (ii) former Participant who received a lump settlement in lieu of a Retirement Allowance, or a former employee who was never a Participant is reemployed before incurring a Break in Service, his or her Credited Service and Service shall be determined as provided in Sections 1.20 and 1.48.

Notwithstanding the foregoing, ,if a Participant received a lump sum settlement in lieu of a Retirement Allowance, the Credited Service to which he or she was entitled at the time of his or her termination of service shall not be restored to him or her.

Subject to the provisions of Section 2.5, if the Participant is reemployed as an Employee, he or she may become an active Participant as of the first day of the month following his or her date of reemployment, provided he or she is then an Employee.

Non-Vested Participant

If a terminated non-vested Participant is reemployed before incurring a Break in Service, his or her Credited Service and Service shall be determined as provided in Sections 1.20 and 1.48.

Subject to the provisions of Section 2.5, if the Participant is reemployed as an Employee, he or she may become an active Participant as of the first day of the month following his or her date of reemployment, provided he or she is then an Employee.

Former Employee

If a former employee who was never a Participant is reemployed before incurring a Break in Service, his or her Credited Service and Service shall be determined as provided in Sections 1.20 and 1.48.

Subject to the provisions of Section 2.5, if the former Employee is reemployed as an Employee, he or she may become an active Participant as of the first day of the month following his or her date of reemployment or the date as of which he or she may become a Participant in accordance with Section 2.1.

7.4           Reemployment of a Vested Participant or Former Vested Participant After Having A Break in Service

Subject to provisions of Section 2.5, if a retired or terminated Participant entitled to but not in receipt of a Retirement Allowance, or a former Participant who received a lump sum settlement in lieu of a Retirement Allowance, is reemployed with an Employer after having had a Break in Service, the following shall apply:

(a)           Upon completion of one year of Service following the Break in Service, the Service to which he or she was previously entitled shall be restored to him or her, and if reemployed as an Employee, he or she shall be restored as a Participant as of the first day of the month following his or her date of reemployment, provided he or she is then an Employee.

(b)           Any Credited Service to which the Participant was entitled at the time of his or her termination of service shall be restored to him or her, except that such Credited Service shall not be restored if the Participant received a lump sum settlement by the end of the second Plan Year following the Plan Year in which his or her termination occurred.

(c)           Upon later termination or retirement of a Participant whose previous Credited Service has been restored under this Section, his or her Retirement Allowance shall be based on the benefit formula then in effect and his or her Compensation and Credited Service before and after the period when he or she was not in the service of an Employer and shall be reduced, if applicable, but not below zero, by an amount of Actuarial Equivalent value to any lump sum settlement received upon his or her prior termination.

However, in no event shall the reduction provided for in the preceding sentence exceed the portion of the Participant's Retirement Allowance based on the period of Credited Service included in the calculation of the lump sum payment.

(d)           Upon later termination or retirement of a Participant whose Credited Service has been restored under this Section but who was not eligible to resume active participation in this Plan at time of rehire, his or her Retirement Allowance shall be based on the benefit formula in effect on his or her previous date of termination (including, if applicable, the Early Retirement Allowance reduction factors in effect at such time) and his or her Final Average Compensation and Credited Service determined as of that date and shall be reduced, if applicable, but not below zero, by an amount of Actuarial Equivalent value to any lump sum settlement received upon his or her prior termination.  However, in no event shall the reduction provided for in the preceding sentence exceed the portion of the Participant’s Retirement Allowance based on the period of Credited Service included in the calculation of the lump sum payment.

7.5           Reemployment of a Non-Vested Participant After Having a Break in Service

Subject to the provisions of Section 2.5, if a former Participant who is not entitled to a Retirement Allowance is reemployed, either as an Employee or as an employee of an Affiliate not participating in the Plan, after having had a Break in Service, the following shall apply:

(a)           Upon completion of one year of Service following the Break in Service, he or she shall again become a Participant as of the first of the month after his or her date of reemployment as an employee, provided he or she is then an employee, but only if his or her prior Service is restored under paragraph (b) below.

(b)           Upon his or her restoration to participation, the Service to which he or she was previously entitled shall be restored to him or her if his or her period of Break in Service does not equal or exceed the greater of (i) five years or (ii) his or her period of Service before his or her Break in Service determined at the time of the Break in Service, excluding any Service disregarded under this Section 7.5 by reason of any earlier Break in Service.  If any such former Participant was reemployed prior to October 1, 1985, or if he or she had a Break in Service on September 30, 1985 and his or her period of Break in Service as of that date would have resulted in the exclusion of his or her previously accrued Service under the Plan provisions then in effect, then clause (i) of the preceding sentence shall not be applicable, and his or her previously accrued Service shall be excluded.

(c)           Any Credited Service to which the Participant was entitled at the time of his or her termination of service which is included in the Service so restored shall be restored to him or her.

(d)           Upon later termination or retirement of a Participant whose previous Credited Service has been restored under this Section and who was eligible to resume active participation in the Plan on his or her date of rehire, his or her Retirement Allowance, if any, shall be based on the benefit formula then in effect (including, if applicable, the Early Retirement Allowance reduction factors in effect at such time) and his or her Compensation and Credited Service before and after the period when he or she was not an Employee.

(e)           Upon later termination or retirement of a Participant whose previous Credited Service has been restored under this Section but who was not eligible to resume active participation in this Plan at time of rehire, his or her Retirement Allowance, if any, shall be based on the benefit formula in effect on his or her previous date of termination (including, if applicable, the Early Retirement Allowance reduction factors in effect at such time) and his or her Final Average Compensation and Credited Service determined as of that date.

7.6           Reemployment of a Non-Participant After Having a Break in Service

Subject to the provisions of Section 2.5, if an employee who was never a Participant is reemployed as an Employee of an Employer, after having had a Break in Service, upon completion of one year of Service following the Break in Service, the Service to which he or she was previously entitled under Section 1.48 shall be restored to him or her if: (a) he or she would be entitled to nonforfeitable benefits under the Plan if he or she were a Participant, or (b) his or her period of Break in Service does not equal or exceed the greater of (i) five years or (ii) his or her period of Service before his or her Break in Service, determined at the time of the Break in Service, excluding any Service disregarded under this Section by reason of any earlier Break in Service.

7.7           Reemployment and Repayment of Additional Allowance Account

If a Participant who has received a refund of his or her Additional Allowance Account shall be reemployed as an Employee, he or she may repay to the Retirement Allowance Fund the full amount distributed to him or her on termination with interest at the rate of 5% per annum compounded annually, from the date of distribution to the date of repayment and so reinstate his or her Additional Allowance Account.

7.8           Amendment of Vesting Schedule

No amendment shall be made which has the effect of reducing the nonforfeitable percentage of the Accrued Allowance of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.  Notwithstanding anything in this Section 7 to the contrary, in the event that an amendment to the Plan is adopted which would directly or indirectly affect the computation of the nonforfeitable percentage of a Participant’s Accrued Retirement Allowance, each Participant who, as of the effective date of the amendment, has completed at least three years of Service shall be permitted to elect to have the nonforfeitable percentage of his or her Accrued Retirement Allowance determined without regard to such amendment; provided, however, that no such election need be provided to any Participant whose nonforfeitable percentage of his or her Accrued Retirement Allowance, as determined under the amendment, at all times will be equal to or greater than such percentage determined without regard to the amendment.

SECTION 8. FORMS OF RETIREMENT ALLOWANCE

8.1           Normal Form of Payment

(a)           If the Participant was an employee on or after September 1, 1974 and is not married on his or her Annuity Starting Date, his or her Retirement Allowance shall be payable in monthly installments ending with the last monthly payment before death, unless the Participant was an employee on or after September 1, 1974 and has elected an optional form of payment as provided in Section 8.2.

(b)           If the Participant was an employee on or after September 1, 1974 and is married on his or her Annuity Starting Date and if he or she has not elected an optional form of payment as provided in Section 8.2, the Retirement Allowance payable shall be in the form of Option C under Section 8.2 with his or her Spouse as the designated Contingent Participant.

(c)           Disability Retirement Allowance.

(i)           In the case of a Participant who is entitled to a Disability Retirement Allowance pursuant to Section 4.6 and who elects a Disability Retirement Date, his or her Disability Retirement Allowance shall be paid in the form described in paragraph (a) or (b) above, whichever is applicable at the date his or her Disability Retirement Allowance commences, unless the Participant waives the normal form and elects instead an optional form of payment with spousal consent, if applicable, which consent was given at least one year after the date of marriage.  Should the Participant obtain a new Spouse after having made this election and while a Disability Retirement Allowance remains payable, such election shall become void and the provisions of paragraph (b) above shall apply unless and until the Participant makes a new election and obtains the consent of the new Spouse.  This election will apply solely with respect to any death benefit payable under Section 6 due to the Participant’s death occurring while he or she is receiving a Disability Retirement Allowance.  The provisions of Section 4.6 relating to the continuance of Disability Retirement Allowance payments shall apply and upon the termination of the Disability Retirement Allowance, any elections made under this Section 8.1(c) with respect to the Disability Retirement Allowance shall expire.

(ii)           Upon attaining his or her Annuity Starting Date, his or her Retirement Allowance shall be recalculated in accordance with paragraph (a) or (b) above, whichever is applicable at that date, or in accordance with the provisions of Section 8.2 if the Participant elects an optional form of payment.

(iii)           The requirements of Section 8.3 shall apply to the election to commence a Disability Retirement Allowance and the form of payment as though the Disability Retirement Date were an Annuity Starting Date.

In the event a Participant is not entitled to any Retirement Allowance upon his or her termination of employment, he or she shall be deemed cashed-out as of the date he or she terminated service.  However, if a Participant described in the preceding sentence is subsequently reemployed by an Employer or an Affiliate, the provisions of Section 7 shall apply to him or her without regard to such sentence.

8.2           Optional Forms of Payment

Any Participant may, subject to the provisions of Section 8.3, elect to convert the Retirement Allowance otherwise payable to him or her into an optional form of payment as provided in one of the options named below.

Option A:

(i)           The amount of Retirement Allowance to be paid to the Participant shall be reduced, but after his or her death 100% of such reduced Retirement Allowance shall be paid for life to his or her designated Contingent Participant.

(ii)           For Participants who terminated employment before December 1, 2003, the amount of reduced Retirement Allowance payable to the Participant shall be 80% of the amount otherwise payable to him or her in the normal form for unmarried Participants set forth in Section 8.1(a).  Such reduced Retirement Allowance shall be further reduced (or increased) by 1% for each year by which the Participant’s Contingent Participant is more than five years younger (or older) than the Participant.

(iii)           For Participants who terminate employment on or after December 1, 2003, the amount of reduced Retirement Allowance payable to the Participant shall be 84% of the amount otherwise payable to him or her in the normal form for unmarried Participants set forth in Section 8.1(a).  Such reduced Retirement Allowance shall be further reduced (or increased) by 0.6% for each year by which the Participant’s Contingent Participant is younger (or older) than the Participant and shall also be reduced (or increased) by 0.5% for each year the Participant is older (or younger) than age 65.

(iv)           In no event shall the Retirement Allowance payable under this option be greater than that payable in the normal form for unmarried Participants set forth in Section 8.1(a).

Option B:

(i)           Solely for Participants whose Annuity Starting Date is on or after January 1, 2008, the amount of Retirement Allowance to be paid to the Participant shall be reduced, but after his or her death 75% of such reduced Retirement Allowance shall be paid for life to his or her designated Contingent Participant.

(ii)           For Participants who terminated employment before December 1, 2003, the amount of reduced Retirement Allowance payable to the Participant shall be 85% of the amount otherwise payable to him or her in the normal form for unmarried Participants set forth in Section 8.1(a).  Such reduced Retirement Allowance shall be further reduced (or increased) by 0.75% for each year by which the Participant’s Contingent Participant is more than five years younger (or older) than the Participant.

(iii)           For Participants who terminate employment on or after December 1, 2003, the amount of reduced Retirement Allowance payable to the Participant shall be 88.0% of the amount otherwise payable to him or her in the normal form for unmarried Participants set forth in Section 8.1(a).  Such reduced Retirement Allowance shall be further reduced (or increased) by 0.5% for each year by which the Participant’s Contingent Participant is younger (or older) than the Participant and shall also be reduced (or increased) by 0.4% for each year the Participant is older (or younger) than age 65.

(iv)           In no event shall the Retirement Allowance payable under this option be greater than that payable in the normal form for unmarried Participants set forth in Section 8.1(a).

Option C:

(i)           The amount of Retirement Allowance to be paid to the Participant shall be reduced, but after his or her death 50% of such reduced Retirement Allowance shall be paid for life to his or her designated Contingent Participant.

(ii)           For Participants who terminated employment before December 1, 2003, the amount of reduced Retirement Allowance payable to the Participant shall be 90% of the amount otherwise payable to him or her in the normal form for unmarried Participants set forth in Section 8.1(a).  Such reduced Retirement Allowance shall be further reduced (or increased) by 0.5% for each year by which the Participant’s Contingent Participant is more than five years younger (or older) than the Participant.

(iii)           For Participants who terminate employment on or after December 1, 2003, the amount of reduced Retirement Allowance payable to the Participant shall be 92.5% of the amount otherwise payable to him or her in the normal form for unmarried Participants set forth in Section 8.1(a).  Such reduced Retirement Allowance shall be further reduced (or increased) by 0.3% for each year by which the Participant’s Contingent Participant is younger (or older) than the Participant and shall also be reduced (or increased) by 0.3% for each year the Participant is older (or younger) than age 65.  However, in no event shall the Retirement Allowance payable under this option be less than the Actuarial Equivalent value of the normal form for unmarried Participants set forth in Section 8.1(a).

(iv)           In no event shall the Retirement Allowance payable under this option be greater than that payable in the normal form for unmarried Participants set forth in Section 8.1(a).

Option D:

(i)           The amount of Retirement Allowance to be paid to the Participant shall be reduced, but in the event of his or her death prior to 120 months after his or her Annuity Starting Date (or the date as of which payments commence in the case of an election of an optional form of payment prior to his or her Normal Retirement Date pursuant to Section 8.1(c)), the same reduced amount shall be paid for the remainder of such period of 120 months to his or her designated Beneficiary.

(ii)           For Participants who terminated employment before December 1, 2003, the amount of reduced Retirement Allowance payable to the Participant shall be 93% of the amount otherwise payable to him or her in the normal form for unmarried Participants set forth in Section 8.1(a) if Retirement Allowance payments are commencing on or after his or her Normal Retirement Date.  If payments are commencing earlier, the 93% is increased by 0.5% for each year by which the Annuity Starting Date (or the date as of which payments commence in the case of an election of an optional form of payment prior to his or her Normal Retirement Date pursuant to Section 8.1(c)) precedes the Participant’s Normal Retirement Date, subject to a maximum of 98% for retirement at or before age 55.

(iii)           For Participants who terminate employment on or after December 1, 2003, the amount of reduced Retirement Allowance payable to the Participant shall be 94.5% of the amount otherwise payable to him or her in the normal form for unmarried Participants set forth in Section 8.1(a) if Retirement Allowance payments are commencing on his or her Normal Retirement Date.  If payments are commencing earlier, the 94.5% is increased by 0.5% for each year by which the Annuity Starting Date (or the date as of which payments commence in the case of an election of an optional form of payment prior to his or her Normal Retirement Date pursuant to Section 8.1(c)) precedes the Participant’s Normal Retirement Date, subject to a maximum of 98% for retirement at or before age 55.  For Annuity Starting Dates that occur subsequent to the Participant’s Normal Retirement Date, the 94.5% is decreased by 0.5% for each year by which the Annuity Starting Date is after the Participant’s Normal Retirement Date.

Option E:

The amount of Retirement Allowance payable to the Participant shall be determined under the normal form of payment for an unmarried Participant.  This is an optional form of payment for married Participants.

Option F:

Solely if the monthly Retirement Allowance is less than $25.00, a lump sum payment of Actuarial Equivalent value to the Retirement Allowance otherwise payable to the Participant.

8.3           Election of Optional Forms of Payment

(a)           A married Participant's election of any optional form of payment shall only be effective if Spousal Consent to the election is received by the Committee, unless:

(i)           the option provides for monthly payments to his or her Spouse for life after the Participant's death in an amount equal to at least 50 percent but not more than 100 percent of the monthly amount payable under the option to the Participant, and

(ii)           the option is of Actuarial Equivalent value to the normal form of payment for married Participants set forth in Section 8.1(b); or

(iii)           solely in the case of Option F, the present value of the Retirement Allowance does not exceed $3,500.

(b)           The Committee shall furnish to each Participant a written explanation in nontechnical language of the terms and conditions of the Retirement Allowance payable to the Participant in the normal and optional forms described in Sections 8.1 and 8.2.  Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of payment under the Plan, any rights the Participant may have to defer commencement of his or her Retirement Allowance, the consequences of failing to defer, the requirement for Spousal Consent as provided in paragraph (a) above, and the right of the Participant to make, and to revoke, elections under Section 8.2.

(c)           The Committee must provide the notice required by paragraph (b) no more than 180 days (90 days for Annuity Starting Dates prior to June 1, 2009) and no less than 30 days prior to the Participant's Annuity Starting Date. A Participant's Annuity Starting Date may not occur less than 30 days after receipt of the notice.  An election under Section 8.2 shall be made on a form provided by the Committee and may be made during the 180-day period (90-day period for Annuity Starting Dates prior to June 1, 2009) ending on the Participant's Annuity Starting Date, but not prior to the date the Participant receives the written explanation described in paragraph (b).

(d)           Notwithstanding the provisions of paragraph (c) above, a Participant may, after having received the notice, affirmatively elect to have his or her benefit commence sooner than 30 days following his or her receipt of the notice, provided all of the following requirements are met:

(i)           the Committee clearly informs the Participant that he or she has a period of at least 30 days after receiving the notice to decide when to have his or her benefits begin and, if applicable, to choose a particular optional form of payment;

(ii)           the Participant affirmatively elects a date for his or her benefits to begin and, if applicable, an optional form of payment, after receiving the notice;

(iii)           the Participant is permitted to revoke his or her election until the later of his or her Annuity Starting Date or seven days following the day he or she received the notice;

(iv)           payment does not commence less than seven days following the day after the notice is received by the Participant; and

(v)           the Participant's Annuity Starting Date is after the date the notice is provided.

(e)           The following rules and requirements must be met in order for the election of an optional form of payment under Section 8.2 to be effective:

(i)           The election must be in writing on such form as shall be required by the Committee, and must contain all of the following information:

(A)           The date on which the option is to become effective, which date must not be before the Participant’s Normal, Early or Disability Retirement Date.

(B)           The name, relationship, sex and date of birth of the designated Contingent Participant accompanied by proof thereof satisfactory to the Committee in the case of Option A, B or C.

(C)           The designation of a Beneficiary in accordance with Section 6.3 (Designation of Beneficiary) in the case of Option D.

(f)           An election of an option under Section 8.2 may be revoked on a form provided by the Committee, and subsequent elections and revocations may be made at any time and from time to time during the election period specified in paragraph (c) or (d) above, whichever is applicable.  An election of an optional form of payment shall be effective on the Participant's Annuity Starting Date or Disability Retirement Date, as the case may be, and may not be modified or revoked after his or her Annuity Starting Date or Disability Retirement Date unless otherwise provided under paragraph (d) above. However, the election of an optional form of payment with respect to a Disability Retirement Date will automatically expire when the Participant is no longer eligible for a Disability Retirement Allowance pursuant to Section 3.3.  A revocation of any election shall be effective when the completed form is filed with the Committee.  If a Participant who has elected an optional form of payment dies before the date the election of the option becomes effective, the election shall be revoked except as provided in Section 6.1.  If the Beneficiary or Contingent Participant designated under an option dies before the date the election of the option becomes effective, the election shall be revoked.  In the case of Option D under Section 8.2, if the designated Beneficiary predeceases the Participant prior to 120 months after the Annuity Starting Date (or the date as of which payments commence in the case of an election of an optional form of payment prior to his or her Normal Retirement pursuant to Section 8.1(c)), the Participant may designate a new Beneficiary.

(g)           The optional form of Retirement Allowance shall apply to the total Retirement Allowance which the Participant is entitled to receive under the Plan and may not be elected to apply only to a part of his or her Retirement Allowance under the Plan; provided, however, that a Participant who remains in service after his or her Normal Retirement Date who does not elect to defer commencement of his or her Additional Allowance until his or her Postponed Retirement Date, may elect a different form of payment for his or her Basic Allowance than he or she elected for his or her Additional Allowance.

(h)           Notwithstanding the foregoing provisions of this Section 8.3, in the event a Participant whose Annuity Starting Date is on or after October 1, 2004 elects an Annuity Starting Date that precedes the date he or she is provided the notice described in Section 8.3(b), (the “retroactive Annuity Starting Date”), the Participant may elect to have his or her retirement allowance commence as of such retroactive Annuity Starting Date provided the following requirements are met:

(i)           the Participant’s retroactive Annuity Starting Date is on or after the date he or she terminates employment with all Employers and Affiliates;

(ii)           the Participant’s benefit must satisfy the provisions of Section 415 and 417(e)(3) of the Code, both at the retroactive Annuity Starting Date and at the actual commencement date, except that if payments commence within 12 months of the retroactive Annuity Starting Date, the provisions of Section 415 of the Code need only be satisfied as of the retroactive Annuity Starting Date;

(iii)           a payment equal in amount to the payments that would have been received by the Participant had his or her benefit actually commenced on his or her retroactive Annuity Starting Date, plus interest at the 30-day money market rate, as reported in the Wall Street Journal, for January 1 of the calendar year in which the retroactive Annuity Starting Date occurs, shall be paid to the Participant on his or her actual commencement date;

(iv)           Spousal Consent to the retroactive Annuity Starting Date is required for such election to be effective unless:

(A)           the amount of survivor benefit payable to the Spouse determined as of the retroactive Annuity Starting Date under the form elected by the Participant is no less than the amount the Spouse would have received under Option C of Section 8.2 with the Spouse as the designated Contingent Participant if the first day of the month in which payments commence were substituted for the retroactive Annuity Starting Date;

(B)           the Participant’s Spouse on his or her retroactive Annuity Starting Date is not his or her Spouse on the first day of the month in which payments commence and is not treated as his or her Spouse under a qualified domestic relations order;

(C)           due to an administrative error as determined by the Committee on a basis uniformly applicable to all Participants similarly situated, the Participant was not provided the written explanation as described in Section 8.3(b) on a timely basis, or

(D)           the Participant is entitled to a Disability Retirement Allowance and such payments would otherwise commence after the first day of the month for which the Participant receives benefits under the Social Security Act;

(v)           the Participant’s election is made within the time period prescribed by the Committee; provided, however such period may not extend beyond 180 days (90 days for Annuity Starting Dates prior to June 1, 2009) following the date the written explanation as described in Section 8.3(b) is provided to the Participant; and

(vi)           distributions commence no earlier than seven days or later than 180 days (90 days for Annuity Starting Dates prior to June 1, 2009) after the date such written explanation is provided to the Participant, and the Participant’s election is made after he or she is provided such written explanation and before the date distributions commence.  For purposes of determining (A) the election period described in Sections 8.3(c), (d), and (f) with respect to the timing of the notice and consent requirements and (B) the effective date of an election made pursuant to the provisions of this subparagraph (vii), the date the distribution of the benefit based on the retroactive Annuity Starting Date commences shall be substituted for the Participant’s Annuity Starting Date.  A distribution shall not be deemed to violate the requirements of this subparagraph (vii) merely because, due solely to administrative delay, it commences more than 180 days (90 days for Annuity Starting Dates prior to June 1, 2009) after the date such written explanation is provided to the Participant.

8.4           Commencement of Payments

(a)           Except as otherwise provided in Section 6 or this Section 8, payment of a Participant's Retirement Allowance shall begin as soon as administratively practicable following the latest of (i) the Participant's 65th birthday, (ii) the fifth anniversary of the date on which he or she became a Participant, or (iii) the date he or she terminates service with the Company and all Affiliates (but not more than 60 days after the close of the Plan Year in which the latest of (i), (ii) or (iii) occurs).

(b)           Notwithstanding the preceding paragraph, in the case of a Participant who owns (or is considered as owning within the meaning of Section 318 of the Code) either more than 5 percent of the outstanding stock of the Company or stock possessing more than 5 percent of the total combined voting power of all stock of the Company (as defined in Section 416(i) of the Code), payment of such Participant’s Retirement Allowance shall begin not later than April 1 of the calendar year following the calendar year in which he or she attains age 70½..

(c)           Notwithstanding paragraph (a) above, in the case of a Participant who is not a 5-percent owner (as provided under the preceding paragraph), payment of such Participant’s Retirement Allowance shall begin not later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ and the calendar year in which his or her employment terminates in accordance with the provisions of Section 4.7(c).

8.5           Distribution Limitation

Notwithstanding any other provision of this Section 8, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code and Regulations Section 1.401(a)(9)- 2 through -9, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code.  Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

8.6           Direct Rollover of Certain Distributions

(a)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)           The following definitions apply to the terms used in this Section:

(i)           An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.  Effective January 1, 2007, an eligible rollover distribution does not include after-tax amounts unless such amount is rolled over or transferred (i.e., directly rolled) to an individual retirement account described in Section 408(a) of the Code or individual retirement annuity described in Section 408(b) of the Code or, effective on or after January 1, 2008, a Roth individual retirement account described in Section 408A(b) of the Code, or transferred (i.e., directly rolled over) to a qualified defined contribution plan described in Section 401(a) of the Code; or, effective on and after January 1, 2007, to any qualified plan described in Section 401(a) of the Code or to an annuity plan described in Section 403(b) of the Code; provided any such plan agrees to separately account for such after-tax amount and earnings thereon.

(ii)           An “eligible retirement plan” is any of the following types of plans that accept the distributee’s eligible rollover distribution: an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code; a Roth IRA described in Section 408A of the Code (for distributions made on or after January 1, 2008); an annuity plan described in Section 403(a) of the Code; a qualified plan described in Section 401(a) of the Code; an annuity contract described in Section 403(b) of the Code; or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(iii)           A “distributee” includes an Employee or former Employee and the Employee’s or former Employee’s surviving Spouse, Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(iv)           A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)           Notwithstanding any provision of this Section to the contrary, effective as of January 1, 2010, a non-Spouse Beneficiary of a deceased Participant may elect, at the time and in the manner prescribed by the Committee, to directly roll over any portion of a distribution that would constitute an eligible rollover distribution if it were made to a Participant, surviving Spouse, or alternate payee, provided such direct rollover is made to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or, effective for distributions made on or after January 1, 2008, a Roth IRA described in Section 408A of the Code (collectively, “IRA”) that is established on behalf of the non-Spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Sections 402(c)(11) and 408(d)(3)(C)(ii) of the Code.  Any distribution to a non-Spouse Beneficiary pursuant to this subparagraph (d) shall be an “eligible rollover distribution” (under subsection (b)(i) above).

In the event that the provisions of this Section 8.6 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

SECTION 9.  ADMINISTRATION OF THE PLAN

9.1           Plan Administrator

The Company shall be the Plan Administrator except to the extent that:

(a)           Authority to administer the Plan is delegated to the Committee with respect to Sections 1.48 (Service), 3.5 (Reemployment of a Participant Currently in Receipt of a Retirement Allowance), 4.9 (Non-duplication of Benefits), 6.1 (Prior to Retirement), 6.3 (Designation of Beneficiary), 7.3 through 7.7 (Reemployment), 8 (Forms of Retirement Allowance), 10.4 (Disbursement of Funds), 10.5 (Contributor’s Additional Allowance Account), 12.2 (Discontinuance), 13 (Miscellaneous) and the remainder of this Section 9, and

(b)           Authority to hold the funds of the Plan has been delegated to the Trustee in accordance with Section 10.2 (Trustee), and

(c)           Authority to direct the investment of the Plan’s funds has been delegated to the Investment Manager in accordance with Section 10.3 (Investment Manager), and

(d)           Authority to act for the Company has been reserved to the Board of Directors in accordance with Section 9.2 (Board of Directors).

9.2           Board of Directors

With respect to Sections 1.6 (Affiliate), 3.4 (Postponed Retirement Date), 9.3 (Appointment of the Benefit Administration Committee), 10.2 (Trustee), 10.3 (Investment Manager), 11.1 (Amendment), 12.1 (Suspension of Contributions), 12.2 (Discontinuance), and 12.3 (Merger, Consolidation or Transfer), the Company shall act only by, or pursuant to, a resolution of the Board of Directors.  With respect to any other section of the Plan, the Company shall act through its appropriate officers or delegate, provided, however, that with respect to Section 11.2, the Company shall act through the Committee.

9.3           Appointment of the Benefit Administration Committee

The Board of Directors shall appoint a Benefit Administration Committee of not less than three members.  Any member may resign, or be removed by the Board of Directors, at any time.  Vacancies shall be filled by the Board of Directors.

9.4           Committee Meetings, Procedures and Appointment of Agents

Committee meetings may be called by the chairman or secretary of the Committee on two days’ notice to each member and shall be called on the written request of two members.  A majority shall constitute a quorum.  All resolutions of or other actions taken by the Committee shall be approved by majority vote of the members present at a meeting or, if the Committee acts without a meeting, by the written consent of all members.  The Committee shall choose from its members a chairman and a secretary and shall have the authority to appoint such other officers (who need not be members of the Committee) as it deems necessary and desirable.

The Company shall promptly notify the Trustee of the name of any individual appointed to the Committee, of any officer appointed by the Committee and of any vacancies or changes in such offices.  The Committee may authorize one or more of its members or officers to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and of the name(s) of its member(s) or officer(s) so designated.  The Trustee thereafter shall accept and rely upon any document executed by such member(s) or officer(s) as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs.  The Committee shall appoint the Actuary of the Plan and may appoint such counsel, accountants, specialists and other persons as it deems necessary or desirable in connection with its administration of the Plan.  The Committee shall have the exclusive authority to interpret the Plan provisions and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of persons.  Such decisions, actions and records of the Committee shall be conclusive and binding upon the Company, Affiliates all persons having or claiming to have any right or interest in or under the Plan.  The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in reliance upon, any opinions or reports which shall be furnished to it by the Actuary or any such counsel, accountant or other specialist.  The Committee shall endeavor to act by general rules so as not to discriminate in favor of any person.  Its decisions and the records of the Committee shall be conclusive and binding upon the Employers, Participants, and all other persons having any interest under the Plan.

Any member of the Committee who is a Participant shall not vote on any question relating specifically to himself or herself.

9.5           Allocation and Delegation of Responsibilities

The Committee may (i) allocate certain of its fiduciary responsibilities among the members of the Committee, and/or (ii) designate persons to carry out certain of the Committee’s authority, duties and responsibilities (including fiduciary responsibilities) under the Plan.  In the event that any fiduciary duties and responsibilities are delegated pursuant to clause (ii) of this Section, Participants shall be notified of the identity of the persons to whom such duties and responsibilities have been delegated and the Committee shall periodically review the performance of such designees.  Any such delegation may be terminated at any time by the Committee, in whole or in part.

Any authority and responsibilities so delegated shall be carried out within the framework of such rules, policies, practices and procedures as may be promulgated from time to time by the Committee.

9.6           Records of Proceedings

The Committee shall keep a record of all its proceedings and acts and shall keep or cause to be kept all such books of account, records or other data as may be necessary for proper administration of the Plan.

9.7           Compensation, Expenses

Unless otherwise determined by the Board of Directors, no member of the Committee shall receive any compensation for services rendered as a member of the Committee.  Expenses properly and actually incurred by the Committee in the performance of its duties shall be reimbursed by an Employer but to the extent not so reimbursed such expenses shall be payable from the Retirement Allowance Fund.  Such expenses shall include any costs or expenses incident to the functions of the Committee and its administration of the Plan, including, without limitation, fees of actuaries, counsel, accountants and other specialists.

9.8           Information Supplied by the Company

To enable the Committee and its designees to perform their functions, an Employer shall supply full and timely information to the Committee and such designees relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee and such designees may require; and the Trustee shall be advised of such of the foregoing facts as may be pertinent to it.

9.9           Liability and indemnification

(a)           Neither an Employer, any member of the Board of Directors or the Committee, nor their respective designees who are employees of an Employer, shall be liable for any loss, damage or depreciation that may arise out of or result from any act or omission of such person hereunder, except when such loss, damage or depreciation is due to such person’s gross negligence, willful misconduct or breach of fiduciary duty.  The foregoing provision shall not relieve any person from responsibility or liability for any responsibility, obligation or duty imposed under Part 4 of Title I of the Act.

(b)           In accordance with and to the full extent permitted by applicable law, the Company may indemnify and save harmless each member of the Board of Directors and of the Committee, and their respective designees who are Employees of an Employer, against all claims, losses, damages, liabilities and expenses (including without limitation, judgments, fines, penalties, amounts paid in settlement and attorneys’ fees) incurred by them and arising out of or resulting from any act or omission hereunder or in connection herewith of such member of the Board of Directors or Committee or their respective designees, except when the same is determined to be due to such person’s gross negligence or willful misconduct.

9.10           Claims for Benefits

For purposes of the Plan, a claim for benefit is a written application for benefits filed with the Committee.  In the event that the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant within 90 days (180 days under special circumstances) of receipt of such claim that his or her claim has been denied, setting forth the specific reasons for denial.  Such notification shall:

(a)           be written in a manner reasonably expected to be understood by such Participant or other payee;

(b)           set forth the pertinent sections of the Plan on which the denial is based;

(c)           set forth an explanation of how the claimant can obtain review of such denial and what needs to be provided; and

(d)           state that the claimant has the right to bring a civil action under Section 502(a) of ERISA.

If a claim for benefits is denied, the claimant may, within 60 days after delivery of such notice, appeal the denial by submitting a written request that the Committee reconsider the decision denying the claim.  If the claimant fails to request such a review within such 60 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct.

The Committee shall consider the information provided by the claimant, determine whether such denial of the claim was correct and notify the claimant in writing of its determination, within 60 days (120 days under special circumstances) of receipt of the appeal.  The Committee’s determination shall be binding and conclusive.  If such determination is adverse to the claimant, the decision will provide the reasons for the denial of the appeal and state that the claimant has the right to bring a civil action under Section 502(a) of ERISA.

This claims procedure shall be administered in accordance with the Committee’s rules as from time to time in effect.

SECTION 10.  MANAGEMENT OF THE FUNDS

10.1           Retirement Allowance Fund

All assets for providing the benefits of the Plan shall be held as a trust fund for the exclusive benefit of Participants, their Contingent Participants and Beneficiaries and other persons entitled to benefits under the Plan and, prior to the satisfaction of all liabilities with respect to them, no part of the corpus or income shall be used for or diverted to any other purpose.  No person shall have any interest in or right to any part of the trust fund, except to the extent provided in the Plan.

10.2           Trustee

All contributions to the Plan shall be paid over to a Trustee or Trustees (which may be a corporate trustee or an insurance company or both) which shall be appointed from time to time by the Board of Directors by appropriate instrument with such powers in the Trustee as to the control and disbursement of the funds as the Board of Directors shall approve and as shall be in accordance with the Plan.  The Board of Directors may remove any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee the Board of Directors shall designate a successor Trustee.

10.3           Investment Manager

Pursuant to the terms of the trust instrument, the Board of Directors may appoint one or more Investment Managers (individuals and/or other entities), who may include the Trustee and who are collectively referred to herein as the Investment Manager, to direct the investment and reinvestment of part or all of the Plan’s funds, and the Board of Directors may change the appointment of the Investment Manager from time to time.

10.4           Disbursement of Funds

The funds held by the Trustee shall be applied, in the manner determined by the Committee, to the payment of benefits to such persons as are entitled thereto in accordance with the Plan.

The Committee shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan, including the form of voucher or warrant to be used in authorizing disbursements and the qualification of persons authorized to approve and sign the same and any other matters incident to the disbursement of such funds.  Also, the Committee shall from time to time advise the Trustee and the Investment Manager of the Plan’s needs for liquidity with respect to benefit payments and disbursements.

All disbursements by the Trustee, except for the ordinary expenses of the administration of the Trust Fund, including settlement of duly authorized investment transactions for the account of the Trust Fund, shall be made upon the written instructions of the Committee.

10.5           Contributor’s Additional Allowance Account

Employee contributions shall be accounted for by the Committee under a Contributor’s Additional Allowance Account.  In this account shall be recorded all contributions (wage or salary deductions) made by a Contributor for Additional Allowances.  This account shall be credited annually with Interest, on the accumulated balances.  All refunds of a Contributor’s Additional Allowance Account which may be made prior to retirement shall be charged to this account as will any Additional Allowance payments made to or on behalf of the Contributor.

SECTION 11.  AMENDMENT

11.1           Right to Amend

The Company, by action of the Board of Directors, shall have the right at any time, and from time to time, to amend in whole or in part, any or all of the provisions of this Plan.  However, no such amendment shall reduce any benefit theretofore accrued for service prior to the date of such amendment nor authorize or permit any part of the Retirement Allowance Fund to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Contingent Participants and Beneficiaries and other persons entitled to benefits under the Plan, and no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee’s prior written consent.  Any such amendment shall become effective upon delivery of a written instrument, incorporating the terms of such amendment, executed on behalf of the Company by its proper officers duly authorized, to the Committee and the Trustee and the endorsement of the Trustee of its written consent thereto if such consent is required.

The Benefits Administration Committee shall also have the right to amend in whole or part any or all of the provisions of the Plan, provided such amendment does not violate the preceding provisions of this Section 11.1 and does not significantly increase the cost to the Company or materially impact Participants.  Such action shall be evidenced by written resolution certified in writing by the Benefits Administration Committee.

For purposes of this Section, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (b) eliminating an optional form, with respect to benefits attributable to service before the amendment shall be treated as reducing a Participant’s Accrued Benefit.  In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy.  Notwithstanding the preceding, the Accrued Benefit of a Participant, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Section 412(c)(8) of the Code (as it read before October 1, 2008) or Section 412(d)(2) of the Code (as it reads for Plan Years beginning on and after October 1, 2008), or to the extent permitted under Sections 1.411(d)-3 and 1.411(d)-4 of the Treasury Department regulations.

11.2           Special Provision for Amendment of Section 16.3(a)

Notwithstanding the provisions of Section 11.1, the Committee shall have the authority, at any time and from time to time, to modify by resolution the dollar limit specified in Section 16.3(a), with respect to Plan Years commencing on or after October 1, 2005.  Any resolution adopted by the Committee in accordance with this Section shall have the force and effect of an amendment to the Plan.

SECTION 12.  SUSPENSION AND DISCONTINUANCE

12.1           Suspension of Contributions

The Board of Directors may suspend contributions in whole or in part.  The suspension of the Company’s contributions shall not in itself constitute a discontinuance of the Plan.

12.2           Discontinuance

The Board of Directors shall have the right at any time to terminate this Plan in whole or in part, by delivering to the Trustee its duly authorized instrument of termination.

Upon termination or partial termination of the Plan, the Trustee shall allocate the assets of the Retirement Allowance Fund for the benefit of each Participant, Contingent Participant and other person entitled to benefits under the Plan in the terminated group so as to provide nonforfeitable benefits to each such Participant, Contingent Participant and other person entitled to benefits under the Plan, based on their right to benefits accrued to the Plan termination date, to the extent that such accrued benefits have been funded.  The allocation shall be made in a manner approved by the Internal Revenue Service in accordance with the provisions of, and regulations issued pursuant to, Section 4044 of the Employee Retirement Income Security Act of 1974.

The amounts so allocated in accordance with the above shall be applied for the benefit of each such person either by a cash payment or by the purchase of an insurance company annuity contract.  However, in the event that the assets available for allocation are less than the value of insured vested benefits, the Pension Benefit Guaranty Corporation may direct how the allocated amounts are to be applied.

If any of the assets of the Retirement Allowance Fund remain after the satisfaction of all liabilities of the Plan the remaining funds shall be paid by the Trustee to the Employer.

12.3           Merger, Consolidation or Transfer

No merger or consolidation of this Plan with, or transfer of assets or liabilities to, any other plan will become effective until at least 30 days after the Company has filed with the Secretary of the Treasury such statement as shall be required by law.  In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to a benefit under the resulting plan, immediately after the merger, consolidation or transfer which would be (if the plan then terminated) equal to or greater than the benefit he or she would have been entitled to receive under this Plan, immediately before the merger, consolidation or transfer (if this Plan had then been terminated).

SECTION 13.  MISCELLANEOUS

13.1           Uniform Administration

Whenever, in the administration of the Plan, any action is required by the Company or the Committee, including, but not by way of limitation, action with respect to eligibility or classification of Employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Participants who are Highly Compensated Employees.

13.2           Payment Due an Incompetent

In the event that the Committee shall determine that any person entitled to benefit payments under this Plan is, for reasons of health, incompetency or otherwise, partially or wholly disabled from receiving and applying such benefit payments to his or her own use, endorsing checks, or executing any other appropriate document, and no guardian or committee incompetently shall have been appointed for; or in respect of, said person, then the Committee may, at its sole discretion and upon receipt of such evidence as shall be satisfactory to it that payments will be applied for the purposes intended, direct that any benefit under this Plan payable to such person shall be paid to such person or persons as the Committee shall determine.  Payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Retirement Allowance Fund.

13.3           Identity of Payee

The determination of the Committee as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

13.4           Non-alienation of Benefits

Except as otherwise provided by law, no benefit, interest or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid nor shall any such benefit, interest or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, interest, or payment or subject to attachment, garnishment, levy execution or other legal or equitable process.

Notwithstanding the foregoing, the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a “qualified domestic relations order” (as defined in Section 414(p) of the Code shall not be treated as an assignment or alienation prohibited by this Section 13.4.  A domestic relations order will not be considered as a “qualified domestic relations order” if it: (i) requires the Plan to provide a type or form of benefit not otherwise provided under the Plan, or (ii) requires the Plan to provide increased benefits (determined on the basis of actuarial value), or (iii) requires the payment of benefits to an alternate payee under another order previously determined to be a “qualified domestic relations order.”  A domestic relations order shall not be treated as failing to meet the requirements of subpart (i) of the preceding sentence solely because it requires payment of benefits on or after the date on which the Participant attains earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) under the Plan whether or not the Participant actually retires on that date.  During any period in which the Committee is determining whether an order is a “qualified domestic relations order,” no benefits which are in dispute shall be paid hereunder, except as may be required by the Code.

Notwithstanding the foregoing, a Participant’s benefit under the Plan shall be offset or reduced by the amount the Participant is required to pay to the Plan under the circumstances set forth in Section 401(a)(13) of the Code.  A Participant’s benefit under the Plan shall also be distributed as required because of the enforcement of a federal tax levy made pursuant to Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

13.5           Source of Payments

Retirement Allowances and all other benefits shall be paid or provided solely from the Retirement Allowance Fund and the Employer assumes no liability or responsibility therefor.

13.6           Plan Not a Contract of Employment

The adoption and maintenance of the Plan shall not be deemed to constitute a contract between an Employer and any Employee or Participant, or to be consideration for, or an inducement or condition of, the employment of any person.  Nothing herein contained shall be deemed to give any Employee or Participant the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge any Employee or Participant at any time.

13.7           Payment of Retirement Allowance:

Retirement Allowance payments shall commence not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(a)           the attainment by the Participant of age 65, or

(b)           the 5th anniversary of the year in which the Participant commenced participation in the Plan, or

(c)           the termination of the Participant’s employment with an Employer and all Affiliates, except that if the amount of the payment required to commence on the date determined under this Section 13.7 cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be determined under the Plan.

13.8           Adoption of Plan by Affiliate

(a)           If any company is now or becomes an Affiliate, the Board of Directors may include the employees of that company in the participation of the Plan upon appropriate action by that company necessary to adopt the Plan.  In that event or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, credit and benefits shall be granted for previous service with the Affiliate or other company, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

(b)           If a company participating in the Plan pursuant to the provisions of Section 13.8(a) ceases to be an Affiliate, its participation in the Plan shall cease as of the date and its employees shall cease to be eligible Employees as defined in Section 1.24.  Upon approval of the Board of Directors, an Employer participating in the Plan pursuant to the provisions of Section 13.8(a) may voluntarily cease its participation in the Plan upon appropriate action by it, and upon such action, its employees shall cease to be eligible Employees as defined in Section 1.34.  In either event, the funds of the Plan held on account of Participants in the employ of that company shall continue to be held as part of the Plan, unless the Board of Directors directs the Trustee to segregate the funds held on account of the Participants in the employ of that company as a separate trust, pursuant to certification to the Trustee by the Committee (determined as if the Plan had then terminated), and continue the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.

13.9           Limitations Based on the Funded Status of the Plan

Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply as required by Section 436 of the Code effective for Plan Years beginning on or after October 1, 2008, except to the extent the exception under Section 436(d)(4) of the Code applies:

(a)           In the event the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent, benefit accruals shall cease during the period benefit accruals are restricted under the provisions of Section 436(e) of the Code.

(b)           In the event the Plan’s adjusted funding target attainment percentage for a Plan Year falls below the threshold defined under Section 436(d)(1) and/or (3) of the Code, the Trustee shall, as directed by the Committee, cease payment of any prohibited payment during the period specified in, and to the extent necessary to comply with the provisions of Section 436(d) of the Code.

(c)           In no event shall a prohibited payment be paid during any period the Employer is a debtor in a case under Title 11, United States Code, or similar federal or state law, to the extent necessary to comply with the provisions of Section 436(d)(2) of the Code.

(d)           In no event shall an amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable become effective during the period such amendment would violate the provisions of Section 436(c) of the Code.

(e)           If an optional form of benefit that is otherwise available under the terms of the Plan is not available because of the application of Section 436(d)(1) or (2) of the Code, the Participant or Beneficiary, as applicable, shall be eligible to elect another form of benefit available under the Plan or to defer payment to a later date (to the extent permitted under applicable qualification requirements).

(f)           If an optional form of benefit that is otherwise available under the terms of the Plan is not available because of the application of Section 436(d)(3) of the Code, a Participant or Beneficiary, as applicable, shall be eligible to defer his entire payment to a later date (to the extent permitted under applicable qualification requirements) or to bifurcate the benefit into unrestricted and restricted portions.  If  such a Participant or Beneficiary elects to bifurcate the benefit, the Participant or Beneficiary shall be eligible to elect, with respect to the unrestricted portion of the benefit, any optional form otherwise available under the Plan with respect to the Participant’s or Beneficiary’s entire benefit and in such a case, if the Participant or Beneficiary elects payment of the unrestricted portion of the benefit in the form of a prohibited payment, the Participant or Beneficiary shall be eligible to elect to receive payment of the restricted portion of the benefit in any optional form of benefit under the Plan that is not a prohibited payment and that would have been permitted with respect to the Participant’s or Beneficiary’s entire benefit.

For purposes of this Section, the terms “adjusted funding target attainment percentage,” “prohibited payment,” “unrestricted portion of the benefit,” and “restricted portion of the benefit” shall have the meanings given under Section 436 of the Code, the regulations thereunder, and any applicable Internal Revenue Service guidance.

In the event that the provisions of this Section 13.9 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

13.10           Limitations on Unpredictable Contingent Event Benefits.

Notwithstanding any provision of the Plan to the contrary, with respect to Plan Years beginning on or after October 1, 2008, if a Participant or Beneficiary is entitled to an “unpredictable contingent event benefit” (as defined under Section 436(b) of the Code) with respect to any event occurring during any Plan Year, such unpredictable contingent event benefit shall not be provided to such Participant or Beneficiary if the Plan’s adjusted funding target attainment percentage (as defined in Section 13.9) for such Plan Year is less than 60 percent or would be less than 60 percent taking into account such occurrence; provided, however, that such unpredictable contingent event benefit shall become payable if and when the Plan meets the exemption under Section 436(b)(2) of the Code.

In the event that the provisions of this Section 13.10 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

SECTION 14.  PRE-TERMINATION RESTRICTIONS

14.1           Restriction on Benefits

(a)           In the event of the termination of the Plan or other event specified in Treasury Regulation Section 1.401(a)(4)-5(b), the benefit of any Highly Compensated Employee, including any former Employee who was a highly compensated Employee when such Employee separated from service or any Employee who was a Highly Compensated Employee at any time after attaining age 55, shall in no event exceed an amount that is nondiscriminatory under Section 401(a)(4) of the Internal Revenue Code.

(b)           The annual payments to an Employee described in paragraph (c) below may not exceed an amount equal to the payments that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent value of the sum of the Employee's Accrued Retirement Allowance and the Employee's other benefits under the Plan.  Notwithstanding the foregoing the restrictions of this paragraph (b) do not apply, however, if:

(i)           after payment to an Employee described in paragraph (c) below of all “benefits” described in paragraph (d) below, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Section 412(1)(7) of the Internal Revenue Code,

(ii)           the value of the benefits described in paragraph (d) below for an Employee described in paragraph (c) below is less than 1 percent of the value of current liabilities of the Plan, or

(iii)           the value of the benefits described in paragraph (d) below for an Employee described in paragraph (c) below does not exceed the amount described in Section 411(a)(11)(A) of the Code.

(c)           The Employees whose benefits are restricted on distribution consist of the 25 Highly Compensated Employees (including former Employees who were Highly Compensated Employees when they separated from service and Employees who were Highly Compensated Employees at any time after attaining age 55) whose compensation (under Section 414(q) of the Internal Revenue Code) was the highest in the current or any prior Plan Year.

(d)           For purposes of subparagraph (b)(i) the term “benefits” includes, in addition to other benefits payable under the Plan, loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Internal Revenue Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.

(e)           Furthermore, this Section 14 and Treasury Regulation Section 1.401(a)(4)-5(b)(3) shall not restrict any distribution to a Participant who agrees, by an adequately secured written agreement with the Committee, to repay to the Plan and Trust any amount necessary for the distribution of assets upon Plan termination or other event to satisfy Section 401(a)(4) of the Internal Revenue Code.
(f)           Notwithstanding paragraph (a) above, in the event the Plan is terminated, the restriction of this Section shall not be applicable if the benefit payable to any Employee otherwise affected by this Section 14 is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.
(g)           If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue that the provisions of this Section 14 are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

SECTION 15.  TOP-HEAVY PROVISIONS

(a)           The following definitions apply to the terms used in this Section:

(i)           “applicable determination date” means the last day of the preceding Plan Year;

(ii)           “top-heavy ratio” means the ratio of (A) the present value of the cumulative Accrued Retirement Allowances under the Plan for key employees to (B) the present value of the cumulative Accrued Retirement Allowances under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for an Employer at any time during the five-year period (one-year period effective January 1, 2002) ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account; and provided further that, effective January 1, 2002, the present values of Accrued Retirement Allowances under the Plan for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and in a plan in the permissive aggregation group during the one-year period (five-year period in the case of a distribution made for a reason other than separation from service, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group;

(iii)           “applicable valuation date” means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;

(iv)           “key employee” means :

(A)           prior to January 1, 2002, an employee who is in a category of employees determined in accordance with the provisions of Section 416(i)(1) and (5) of the Code and any regulations thereunder, and, where applicable, on the basis of the Employee’s remuneration (defined as set forth in Section 4.4(a)) from an Employer; and

(B)           on and after January 1, 2002, any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the applicable determination date was an officer of the Employer having remuneration greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5 percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Employer, or a 1 percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Employer having remuneration greater than $150,000.  The determination of who is a key employee shall be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(v)           “non-key employee” means any employee who is not a key employee;

(vi)           “average remuneration” means the average annual remuneration (as defined in Section 4.4(d)) of a Member for the five consecutive years of his or her Continuous Service after December 31, 1983 during which he or she received the greatest aggregate remuneration from the Employer, excluding any remuneration for service after the last Plan Year with respect to which the Plan is top-heavy;

(vii)           “required aggregation group” means each other qualified plan of the Employer (including plans that terminated within the five-year period ending on the determination date) in which there are members who are key employees or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

(viii)           “permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(b)           For purposes of this Section, the Plan shall be “top-heavy” with respect to any Plan Year beginning on or after January 1, 1984, if as of the applicable determination date the top-heavy ratio exceeds 60%.  The top-heavy ratio shall be determined as of the applicable valuation date in accordance with Section 416(g)(3) and (4)(B) of the Code on the basis of the actuarial assumptions (other than with respect to future withdrawals and future salary increases) used by the Plan’s Actuary in the actuarial valuation performed for Code Section 412 minimum funding purposes as of such valuation date.  For purposes of determining whether the Plan is top-heavy, the present value of Accrued Benefits under the Plan will be combined with the present value of account balances under the Savings Plan.  The accrued benefit of a non-key employee under the Plan shall be (i) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

(c)           The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:

(i)           In lieu of the vesting requirements specified in Section 7.2, any Participant who has completed three years of Service shall be fully vested in, and have a nonforfeitable right to, his or her Accrued Retirement Allowance determined in accordance with the provisions of Section 1.1 and subparagraph (ii) below.

(ii)           The Accrued Benefit of a Participant who is a non-key employee shall not be less than two percent of his or her average remuneration multiplied by the number of years of his or her Service, not in excess of 10, during the Plan Years for which the Plan is top-heavy.  That minimum benefit shall be payable at a Participant’s Normal Retirement Date.  If payments commence at a time other than the Participant’s Normal Retirement Date, the minimum Accrued Retirement Allowance shall be of Actuarial Equivalent value to that minimum benefit.  For purposes of the preceding sentence, effective January 1, 2002, Service shall be disregarded to the extent that such Service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key employee or former key employee.

(d)           If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

(i)           The Accrued Retirement Allowance in any such subsequent Plan Year shall not be less than the minimum Accrued Retirement Allowance provided in paragraph (c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

(ii)           If a Participant has completed three years of Continuous Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provision set forth in paragraph (c)(i) above shall continue to be applicable.

SECTION 16.  RETIREE MEDICAL ACCOUNT

16.1           Construction

The provisions of this Section 16 are intended to meet the requirements of Section 401(h) of the Internal Revenue Code and the regulations thereunder.

16.2           Establishment of Account:

The Company shall establish a recordkeeping account (the “Retiree Medical Account”) within the trust fund maintained under Section 10 of the Plan, effective October 1, 1992, to provide for the payment of Medical Benefits of Eligible Retirees and their Dependents and to hold contributions made under this Section 16.  The establishment of the Retiree Medical Account in no way affects the Company's right to amend, suspend or terminate any other employee benefit plan offered by the Company.  The Medical Benefits supplied through the Retiree Medical Account are subordinate to the retirement benefits offered by the Plan.

16.3           Definitions

For purposes of this Section 16:

(a)           “Medical Benefits” means, for any Plan Year commencing on or after October 1, 1992, the same medical benefits as the medical or other benefits provided to such Eligible Retirees and their Dependents under the Company's program for providing health care benefits (the “Program”) as in effect during such Plan Year; provided, however, that (i) for Plan Years commencing on or after October 1, 1992 and prior to October 1, 2004, “Medical Benefits” shall be provided only to the extent the per capita cost of the Program exceeds 150 percent of the per capita cost of the Program during the Plan Year ending on September 30, 1993, and (ii) for Plan Years commencing on or after October 1, 2004, “Medical Benefits” shall be provided only to the extent that the per capita cost of the Program exceeds $8,000, each as determined in accordance with reasonable actuarial methods and assumptions.  Unless the context clearly requires otherwise, all of the terms and conditions of the Program, as in effect from time to time, are hereby incorporated herein by reference, including, without limitation of the foregoing, all the terms and conditions describing the specific hospital, surgical and medical expenses covered, the amounts payable with respect to covered expenses, the exclusions, conditions and limitations pertaining to the payment of covered benefits, the termination of coverage and the procedures for claiming benefits.  Medical Benefits shall be paid under this Section only to the extent there are sufficient funds to provide such benefits available in the Retiree Medical Account described in Section 16.2.  In no event shall any benefits be paid under this Section to the extent the same benefits are paid by or are payable under any other plan, program, or arrangement sponsored by the Company or its Affiliates.

(b)           “Eligible Retiree” means a Participant who (i) has terminated employment with the Company and its Affiliates, (ii) is eligible for (or who has received) a benefit under Section 4 of the Plan, (iii) is eligible for Medical Benefits, and (iv) effective on and after October 1, 2004, has at no time been a “key employee,” within the meaning of Section 416(i) of the Internal Revenue Code.  Notwithstanding the foregoing, “Eligible Retiree” shall not include a Participant who is not making any contributions that may be required to obtain Medical Benefits under the Program; and

(c)           “Dependent” means the lawful Spouse of an Eligible Retiree and any other individual who is a “dependent” of an Eligible Retiree (i) within the meaning of Section 152 of the Internal Revenue Code and (ii) under the terms of the Program.  Notwithstanding the foregoing, “Dependent” shall not include an individual for whom contributions are required to be made to obtain Medical Benefits under the Program and such contributions are not being made.

16.4           Company Contribution

For each Plan Year beginning on or after October 1, 1992, the Company on behalf of the Employers may contribute to the Plan's trust fund such amounts as may be necessary to meet all or a portion of the total cost of the Medical Benefits provided under Section 16.2, as determined under any generally accepted actuarial method that is reasonable (in view of the provisions and coverage of this Section 16), less any portion of the cost to be met by any contributions by Eligible Retirees or Dependents under the Program.  Any contributions so made by the Company shall be accompanied by a written statement specifically designating such contribution as a contribution to fund the Medical Benefits provided under this Section 16.  All Company contributions must be reasonable and ascertainable.

Notwithstanding the foregoing, Company contributions shall be subject to the following limitations:

(a)           No amount shall be contributed if the contribution of such amount would cause the sum of (i) the aggregate amount of contributions made under this Section 16.4 after October 1, 1992, and (ii) the contributions, if any, made after that date under the Plan to provide life insurance protection as defined in Treasury Regulation Section 1.401-14(c)(1)(i), to exceed 25 percent of the total contributions actually made to the Plan, other than contributions made to fund past service credits, after the date on which the Retiree Medical Account is established.

(b)           Each contribution made by the Company hereby is conditioned upon its deductibility under Section 404(a)(1) of the Internal Revenue Code, and no contribution shall be made by the Company hereunder for any Plan Year in excess of the amount for which a deduction is allowable for such Year under Section 404 of the Internal Revenue Code and the regulations thereunder.

(c)           The Company shall not be required to make any contribution under this Section 16 after the date as of which the provisions of this Section 16 are terminated pursuant to Section 16.10, except to fund Medical Benefits payable hereunder with respect to expenses incurred by Eligible Retirees and their Dependents prior to the date of such termination.

The Company's contribution may be in the form of a “qualified transfer,” within the meaning of Section 420 of the Internal Revenue Code, in which case, to the extent the requirements of Section 420 of the Internal Revenue Code contradict the provisions of this Section 16 or impose additional rules on the Plan, the provisions of the Code Section shall govern.

16.5           Investment of Contributions

All contributions under this Section 16 shall be made in the form of payments to the Trustee.  Any contributions so made by the Company shall be accompanied by a written statement specifically designating such contribution as a contribution to fund the Medical Benefits provided under this Section 16.

Amounts in the Retiree Medical Account need not be invested separately from other Plan assets.  However, if amounts in the Retiree Medical Account are invested, on a commingled basis, with other Plan assets, there shall be allocated to the Retiree Medical Account that portion of the total income or loss attributable to the investment of all Plan assets which the total amount in the Retiree Medical Account bears to the total value of all Plan assets.

16.6           Key Employees

For Plan Years beginning prior to October 1, 2004, a separate account within the Retiree Medical Account shall be maintained for the Medical Benefits of each Eligible Retiree or Dependent who is a “key employee,” within the meaning of Section 416(i) of the Internal Revenue Code, and their Dependents.  Payment of such key employee’s Medical Benefits (including those of his or her Dependents) attributable to Plan Years commencing prior to October 1, 2004 when such individual was a key employee shall be made solely from his or her separate account.  In accordance with the provisions of Section 16.3(b), no payment shall be made for Medical Benefits of any key employee or Dependent of a key employee.

16.7           Forfeitures

No eligible Employee shall have, as of any date, whether before or after he or she becomes an Eligible Retiree, any vested interest in any Medical Benefits provided for hereunder, or in any amount in the Retiree Medical Account, except for Medical Benefits payable with respect to any medical expense covered hereunder that was actually paid or incurred by an Eligible Retiree or a Dependent prior to such date.  In particular, retirement or the fulfillment of the conditions for a pension benefit pursuant to the terms of this Plan or under the terms of any other employee benefit plan maintained by the Company shall not confer upon any eligible Employee, Eligible Retiree, or Dependent any right to continued benefits under this Section 16.

In the event that the interest of any eligible Employee, Eligible Retiree, or Dependent in the Retiree Medical Account is forfeited prior to termination of this Section 16, an amount equal to the amount of the forfeiture shall be applied as soon as possible to reduce Company contributions to fund the Medical Benefits provided under this Section 16.

16.8           Impossibility of Diversion

It shall be impossible, at any time prior to the satisfaction of all liabilities under the Plan to provide for the payment of Medical Benefits under this Section 16, for any amount in the Retiree Medical Account to be used for, or diverted to, any purposes other than the providing of such Medical Benefits.  However, the payment of any necessary or appropriate expenses attributable to the administration of the Retiree Medical Account shall not be deemed a violation of the foregoing requirement.

16.9           Amendment

The Company may amend this Section 16 at any time, and from time to time, and may take such action retroactively if deemed advisable in order to meet the requirements of the Internal Revenue Code.  However, no such amendment shall reduce or eliminate Medical Benefits otherwise payable hereunder with respect to any medical expense that was actually paid or incurred by an Eligible Retiree or Dependent prior to the date of such amendment.

16.10           Termination

The Company may terminate the provisions of this Section 16 at any time.  No benefit shall be paid under this Section 16 after the effective date of such termination, except for any Medical Benefits otherwise payable hereunder with respect to any medical expense that was actually paid or incurred by an Eligible Retiree or Dependent prior to the date of such termination.  A termination of the provisions of this Section 16 shall not constitute a termination or partial termination of the Plan.

16.11           Reversion of Assets Upon Termination

Upon the termination of this Section 16, any balance remaining in the Retiree Medical Account after all liabilities under this Section 16 have been satisfied shall be paid over to the Company.